SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

America Online Latin America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(iii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICA ONLINE LATIN AMERICA, INC.

6600 NORTH ANDREWS AVENUE, SUITE 400
FT. LAUDERDALE, FLORIDA 33309

June    , 2003

Dear Stockholders:

       I am pleased to invite you to attend our annual meeting of stockholders to be held at 2:00 p.m. on Thursday, July 31, 2003, at the Time Life Building, 8th floor, 1271 Avenue of the Americas, 50th Street at 6th Avenue, New York, New York.

       With this letter we are including the notice for our annual meeting, the proxy statement, the proxy card and our 2002 Annual Report. We hope you find their respective formats helpful.

       Your vote is important to us, and I look forward to seeing you on Thursday, July 31st. Whether or not you plan to attend the annual meeting in person, I hope you will vote as soon as possible.

Sincerely,

Charles M. Herington
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING
MORE ABOUT THE PROPOSALS TO BE VOTED UPON
NOMINEES FOR DIRECTORS
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED? WHAT FUNCTIONS DO THEY SERVE?
STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
WHO ARE OUR EXECUTIVE OFFICERS?
HOW ARE OUR NAMED EXECUTIVE OFFICERS PAID?
OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2002 TO NAMED EXECUTIVE OFFICERS
CONTRACTS WITH NAMED EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIPS AND TRANSACTIONS YOU SHOULD KNOW ABOUT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E
APPENDIX F

AMERICA ONLINE LATIN AMERICA, INC.

6600 NORTH ANDREWS AVENUE, SUITE 400
FT. LAUDERDALE, FLORIDA 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2003

TIME:	2:00 p.m.
PLACE:	Time Life Building 8th Floor 1271 Avenue of the Americas 50th Street at 6th Avenue New York, New York

MATTERS TO BE VOTED ON:	(1) a proposal to re-elect Vernon E. Jordan, Jr., William H. Luers and M. Brian Mulroney as members of our board of directors to serve for a one-year term, and until their successors are elected and qualified;

(2) a proposal to ratify our board of directors’ selection of Ernst & Young LLP as our independent auditor for 2003; and

(3) proposals to amend our restated certificate of incorporation, as amended, to:

(A) effect a 1-for-2 reverse stock split of the issued and outstanding shares of our common stock;

(B) effect a 1-for-3 reverse stock split of the issued and outstanding shares of our common stock;

(C) effect a 1-for-5 reverse stock split of the issued and outstanding shares of our common stock;

(D) effect a 1-for-7 reverse stock split of the issued and outstanding shares of our common stock;

(E) effect a 1-for-10 reverse stock split of the issued and outstanding shares of our common stock; or

(F) effect a 1-for-15 reverse stock split of the issued and outstanding shares of our common stock.

If the amendments set forth in proposals 3(A) through 3(F) are approved as stated above, we will file with the Delaware Secretary of State a certificate of amendment that will amend our restated certificate of incorporation, as amended, as set forth in one of proposals 3(A) through 3(F), as determined by our board of directors (or by a committee of our board). Notwithstanding the approval of an amendment to our restated certificate of incorporation as set forth in any of proposals 3(A) through 3(F), our board of directors (or a committee of our board) may, in its sole discretion, determine not to implement any reverse stock split and, therefore, abandon all of the amendments to our restated certificate of incorporation described in proposals 3(A) through 3(F).

      We will also discuss and take action on any other business that is properly brought before the meeting.

RECORD DATE:	You may vote at the meeting if you were a stockholder of record at the close of business on Tuesday, June 3, 2003, the record date. If on Tuesday, June 3, 2003, your shares were held of record by a brokerage firm on your behalf or another similar organization on your behalf, you may vote at the annual meeting if you obtain a valid proxy card from them issued in your name.

VOTING BY PROXY:	Please return your proxy as soon as possible so that your shares can be voted at the meeting according to your instructions. For more instructions, please see the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

David A. Bruscino
Vice President, General Counsel
and Secretary

June , 2003

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

      The board of directors of America Online Latin America, Inc. is providing these proxy materials to you in connection with AOLA’s annual meeting of stockholders, which will take place on July 31, 2003. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about June   , 2003, to all stockholders of record entitled to vote at the annual meeting.

      In this proxy statement, we refer to America Online Latin America, Inc. as “AOLA,” “we,” “us” or “our”. We refer to America Online, Inc., a subsidiary of AOL Time Warner Inc., as “America Online.” We refer to AOL Time Warner Inc. as “AOLTW”. The “Cisneros Group” is a name we use to describe a group of investments, joint ventures, strategic alliances and companies that are associated with two of our directors, Gustavo A. and Ricardo J. Cisneros, and trusts established primarily for the benefit of themselves and their families. Also, the terms “series B preferred stock” and “series C preferred stock” refer to our series B redeemable convertible preferred stock and series C redeemable convertible preferred stock, respectively.

WHO MAY ATTEND THE MEETING?

      All of our stockholders are invited to attend, including stockholders whose shares are held by their brokerage firm or another similar organization.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

      The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid officers, and other information required by the Securities and Exchange Commission. Our 2002 Annual Report is also enclosed, but it is not a part of this proxy statement.

WHO IS PAYING FOR THIS PROXY SOLICITATION PROCESS?

      The enclosed proxy is solicited on behalf of our board of directors, and we are paying the entire cost of the proxy solicitation process. Copies of these materials will also be given to institutions holding our stock that is beneficially owned by others. We will reimburse these institutions for the reasonable expenses incurred in forwarding these proxy materials to stockholders who are beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of AOLA. No additional compensation will be paid to directors, officers or other AOLA employees for soliciting proxies.

WHAT AM I VOTING ON?

      There are eight known matters to be voted on at the annual meeting:

(1) The re-election of Vernon E. Jordan, Jr., William H. Luers and M. Brian Mulroney as members of our board of directors to serve for a one-year term, and until their successors are elected and qualified.

(2) The ratification of our board of directors’ selection of Ernst & Young LLP as our independent auditor for 2003.

(3) Proposals to amend our restated certificate of incorporation, as amended, to:

(A) effect a 1-for-2 reverse stock split of the issued and outstanding shares of our common stock;

(B) effect a 1-for-3 reverse stock split of the issued and outstanding shares of our common stock;

(C) effect a 1-for-5 reverse stock split of the issued and outstanding shares of our common stock;

(D) effect a 1-for-7 reverse stock split of the issued and outstanding shares of our common stock;

(E) effect a 1-for-10 reverse stock split of the issued and outstanding shares of our common stock; or

(F) effect a 1-for-15 reverse stock split of the issued and outstanding shares of our common stock.

      If the amendments set forth in proposals 3(A) through 3(F) are approved as stated above, we will file with the Delaware Secretary of State a certificate of amendment that will amend our restated certificate of incorporation, as amended, as set forth in one of proposals 3(A) through 3(F), as determined by our board of directors (or by a committee of our board). Notwithstanding the approval of an amendment to our restated certificate of incorporation as set forth in any of proposals 3(A) through 3(F), our board of directors (or a committee of our board) may, in its sole discretion, determine not to implement any reverse stock split and, therefore, abandon all of the amendments to our restated certificate of incorporation described in proposals 3(A) through 3(F). The summary of the amendments to our restated certificate of incorporation contained in this proxy statement is qualified by reference to the full text of the amendments attached as Appendices A through F. We urge our stockholders to read the amendments in their entirety.

      We will also discuss and take action on any other business that is properly brought before the meeting.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

      Our board of directors recommends that you vote your shares “For” each of the proposals.

      Our class A common stock has been listed on the Nasdaq SmallCap Market since June 21, 2002. On July 15, 2002, the Nasdaq staff informed us that our class A common stock failed to maintain a minimum closing bid price of $1.00 per share for more than 30 days, as required to remain listed on the Nasdaq SmallCap Market. We were granted a 180-day grace period expiring on January 13, 2003 in which to remedy this bid price deficiency. On January 13, 2003, the market capitalization of our class A common stock exceeded $50,000,000 and we were granted a second 180-day grace period, which expires on July 14, 2003. If our class A common stock does not maintain a minimum bid price of $1.00 per share for a minimum of ten consecutive trading days, beginning no later than June 30, 2003, our class A common stock will be delisted unless the market capitalization of our class A common stock exceeds $50,000,000 based on the closing bid price on July 14, 2003. If the market capitalization exceeds the requisite amount on July 14, 2003, we will be granted an additional 90-day grace period in which to satisfy the minimum bid price requirement. To remedy our minimum bid price deficiency, we may contemplate a reverse stock split as described in this proxy statement.

      We are submitting the amendments described in proposals 3(A) through 3(F) of this proxy statement to our stockholders for approval to allow us to attempt to come into compliance with the $1.00 minimum bid price requirement as set forth in the Nasdaq rules, which would assist our efforts to cause our class A common stock to remain listed on the Nasdaq SmallCap Market. These amendments were previously approved by our stockholders in identical form, but this authorization will expire on July 31, 2003. We believe that maintaining our continued listing on the Nasdaq SmallCap Market would provide our investors with greater liquidity, increase our visibility in the marketplace and give us broader access to investors. Your approval of proposals 3(A) through 3(F) of this proxy statement will assist us in our efforts to avoid having our class A common stock delisted from the Nasdaq SmallCap Market due to our failure to comply with the $1.00 minimum bid price requirement. In the event that each of proposals 3(A) through 3(F) are approved by our stockholders, our board of directors (or a committee of our board) will determine, in its sole discretion, which one proposal will be effected, if any, based on a number of factors, including market conditions, existing and expected trading prices for our class A common stock and the Nasdaq SmallCap continued listing requirements. The remaining proposals will be abandoned. Notwithstanding the approval of an amendment to our restated certificate of incorporation as set forth in any of proposals 3(A) through 3(F), our board of directors (or a committee of our board) may, in its sole discretion, determine not to implement any reverse stock split and, therefore, abandon all of the amendments to our restated certificate of incorporation described in proposals 3(A) through 3(F).

WHO CAN VOTE AT THE ANNUAL MEETING?

      Stockholders of record at the close of business on June 3, 2003 may vote at the annual meeting. Also, if on June 3, 2003, your shares were held in the name of a brokerage firm on your behalf, you may vote at the annual meeting if you obtain a valid proxy from them in your name. In addition to our class A common stockholders, holders of our series B and C preferred stock will also be able to vote on all proposals at the annual meeting. Shares of class A common stock are entitled to one vote per share. Holders of shares of series B and C preferred stock are entitled to ten votes per share. As of June 3, 2003, there were [135,135,137], [101,220,058] and [79,518,702] shares of class A common stock, series B preferred stock and series C preferred stock outstanding, respectively. At the record date, June 3, 2003, there were approximately [490] stockholders of record.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

      Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

      If on June 3, 2003 your shares were registered directly in your name with our transfer agent, EquiServe Trust Company, you are a stockholder of record who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

      If on June 3, 2003 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement, however, you will not be able to vote in person at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

•	To be elected a director, each nominee must receive a “For” vote from the holders of a plurality of the voting power of our voting stock, voted in person or by proxy at the annual meeting and voting as one class. Our outstanding voting stock consists of our class A common stock and our series B and C preferred stock.

•	We are seeking a “For” vote of a majority of the votes cast affirmatively or negatively by the holders of our voting stock voting as one class to ratify the appointment of Ernst & Young LLP as our auditor for the fiscal year ending December 31, 2003.

•	We are seeking the following votes to approve each of proposals 3(A) through 3(F):

•	a “For” vote from the holders of a majority of the outstanding shares of class A common stock, voting separately as a class,

•	a “For” vote from the holders of a majority of the outstanding series B preferred stock and series C preferred stock, each voting as a separate class, and

•	a “For” vote from the holders of 75% of the voting power of the outstanding shares of class A common stock, series B preferred stock and series C preferred stock, voting as one class.

      Under the stockholders’ agreement, as amended, among AOLA, America Online, the Cisneros Group and, for certain portions thereof, AOLTW, America Online, the Cisneros Group and AOLTW, the holders of approximately 97.68% of the voting power of our voting stock, have agreed to vote “For” the election of Messrs. Jordan, Luers and Mulroney. If America Online, AOLTW and the Cisneros Group vote according to this agreement, the nominees will be re-elected.

HOW ARE THE VOTES COUNTED?

      You may vote either “For” each nominee for director or you may “Withhold Authority” (abstain) to vote for any nominee you specify. A vote “For” any nominee or any proposal is the same as a “Yes” vote. A “Withhold Authority” will have no effect on the outcome of the vote for directors. You may vote “For,” “Against,” or “Abstain” on each of the other seven proposals. If you abstain from voting on any of these proposals, other than proposal 2, it will have the same effect as a vote against the proposal. An abstention will have no effect on the outcome of the votes with respect to proposal 2.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

      If you are a stockholder of record and you do not sign and return your proxy card, your shares will not be voted. If you are the beneficial owner and you do not sign and return your proxy card, the stockholder of record may be entitled to vote your shares on proposals 1 and 2 even if it does not receive instructions from you. For the remaining proposals, the stockholder of record will “non-vote” your shares if it does not receive instructions from you. These non-voted shares, known as broker non-votes, are counted for purposes of establishing a quorum to conduct business at the meeting. They will have no effect on proposals 1 and 2. As for proposals 3(A) through 3(F), broker non-votes will have the same effect as negative votes.

HOW DO I VOTE?

•	in person at the meeting, or

•	sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope.

      The shares represented by a signed and dated proxy card or a properly completed voting instruction card will be voted in accordance with the directions given. If you return a signed and dated proxy card or voting instruction card without marking any selections, your shares will be voted in favor of the eight proposals.

HOW DO I CHANGE MY VOTE?

      If you are a stockholder of record and return your proxy card, you may revoke your proxy any time before the meeting by:

•	notifying our secretary (David A. Bruscino) in writing, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309, or

•	submitting to us a validly executed proxy with a later date, or

•	attending the annual meeting and voting in person.

      If your shares are held in an account at a brokerage firm, bank, or other nominee, you should contact your brokerage firm, bank, or other nominee to change your vote.

WHO WILL COUNT THE VOTE?

      Representatives of our transfer agent, EquiServe Trust Company, will perform the initial vote count and will serve as the inspectors of the election.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

      It may indicate that your shares are registered under more than one name or that you have multiple accounts in which you hold your shares. Please complete, sign and return all proxy cards to ensure that your vote is counted.

WHAT CONSTITUTES A QUORUM?

      For the annual meeting to begin, a quorum of stockholders must attend the meeting, either in person or by proxy. A majority of the voting power of our outstanding shares of voting stock as of June 3, 2003, the record date — present at the annual meeting or represented by valid proxies — constitutes a quorum for the annual meeting. Where a matter requires a separate vote by a class or series of stock, a majority of the shares of the class or series of stock outstanding as of June 3, 2003 — present at the annual meeting or represented by valid proxies — constitutes a quorum. If you submit a valid proxy card or attend the annual meeting, you will be considered part of the quorum. However, if there is no quorum, holders of shares having a majority of the voting power of our voting stock present and represented at the annual meeting may adjourn the annual meeting to another date, time and place.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

      We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of 2003. We will file that report with the Securities and Exchange Commission in November 2003, and you can obtain a copy by contacting our investor relations office at 954.689.3142, or the Securities and Exchange Commission at 800.SEC.0330 or www.sec.gov.

HOW DO I RAISE AN ISSUE TO BE VOTED ON AT THIS YEAR’S OR NEXT YEAR’S ANNUAL MEETING?

      If a stockholder wished to present a proposal for consideration at our annual meeting for this year, he or she must have sent written notice of the proposal by certified mail to our secretary no earlier than April 14, 2003 and no later than May 14, 2003. We have not received any proposals to be presented at this year’s meeting.

      If you would like to include a proposal in next year’s proxy statement, you must submit it in writing by March 3, 2004. If you would like to submit a proposal for presentation at next year’s annual meeting, but not for inclusion in the proxy statement, or if you would like to nominate a candidate for director, you must submit the proposal or nomination in writing no earlier than April 17, 2004 and no later than May 17, 2004; provided that if next year’s annual meeting of stockholders is held before July 1, 2004 or after August 30, 2004, you must submit a proposal or nomination not later than the close of business on the later of (i) the 90th day prior to the 2004 annual meeting of stockholders or (ii) the 10th day following the day on which we first publicly announce the date of the 2004 annual meeting of stockholders. Proposals not received during this period will not be voted on at the annual meeting. If a proposal is received during this period, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be sent to our secretary, David A. Bruscino, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309.

HAVE OUR DIRECTORS, EXECUTIVE OFFICERS AND 10% STOCKHOLDERS COMPLIED WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH RELATES TO BENEFICIAL OWNERSHIP REPORTING?

      Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of our class A common stock to file reports with the Securities and Exchange Commission regarding their ownership and changes in their ownership of our class A common stock. To our knowledge, during 2002, our officers, directors and greater than 10% beneficial stockholders complied with all Section 16(a) filing requirements on time, except that Mr. Trostli did not file a Form 3 or a Form 5, covering an aggregate of two transactions, on a timely basis, Mr. Escalante did not file a Form 3, covering one transaction on a timely basis, Mr. Rubio did not file a Form 3 covering one transaction on a timely basis and Mr. O’Hara did not file a Form 4 covering two transactions on a timely basis.

HOW CAN I OBTAIN A COPY OF YOUR ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002?

      Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 has been provided with this proxy statement. However, you may request an additional copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, which we will provide to you without charge, by writing to our secretary, David A. Bruscino, at our corporate headquarters, 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, Florida 33309. You can also find a copy on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov.

MORE ABOUT THE PROPOSALS TO BE VOTED UPON

Proposal 1

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

      Under our restated certificate of incorporation, our board of directors consists of 14 directors who are elected annually. Holders of all shares of our outstanding capital stock, voting together as a single class, are entitled to elect four directors to a one-year term. America Online, as the holder of all of the outstanding shares of our series B preferred stock, is entitled to elect five directors to a one-year term. The Cisneros Group, as the holder of all of the outstanding shares of our series C preferred stock, is entitled to elect five directors to a one-year term. We expect that America Online and the Cisneros Group will each elect the five directors that they are entitled to elect at or prior to the annual meeting. There is currently a vacancy on our board of directors that we do not, at this time, intend to fill. This vacancy was created when Roberto Egydio Setubal resigned in July 2002. Mr. Setubal, who is chief executive officer and president of Banco Itau, cited increased work commitments as the reason for his resignation.

Recommendation of the Board of Directors

      The nominees listed below are current directors of AOLA. Our board of directors recommends a vote “For” these nominees. They will serve for a one-year term, and until their successors are elected and qualified.

Stockholder Vote Requirement

      To be elected a director, each nominee must receive a “For” vote from the holders of a plurality of the voting power of our voting stock, voted in person or by proxy at the annual meeting and voting as one class. Our voting stock consists of our class A common stock and our series B and C preferred stock. Under the stockholders’ agreement, as amended, among AOLA, America Online, the Cisneros Group and for certain portions thereof, AOLTW, each of America Online, the Cisneros Group and AOLTW, the holders of approximately 97.68% of our voting power, has agreed to vote “For” the election of the nominees. If America Online, AOLTW and the Cisneros Group vote in accordance with this agreement, the nominees will be re-elected.

      Biographical information for each nominee for director, including his respective age as of the July 31, 2003 annual meeting, is as follows:

NOMINEES FOR DIRECTORS

VERNON E. JORDAN

Mr. Jordan, 67, has been a member of our board of directors since August 7, 2000. Since January 2000, he has been a senior managing director of the investment banking firm of Lazard Frères & Co. LLC and of counsel at the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. At Akin Gump, he was a senior partner from 1992 to 1999 and a partner from 1982 to 1992. He is a member of the board of directors of the American Express Company, Asbury Automotive Group, Inc., Callaway Golf Company, Clear Channel Communications, Inc., Dow Jones & Company, Inc., J.C. Penney Company, Inc., Revlon, Inc., Sara Lee Corporation and Xerox Corporation. He is also on the International Advisory Board of DaimlerChrysler AG and Barrick Gold Corporation and is a senior advisor to Shinsei Bank, Ltd. Mr. Jordan is also a trustee of Howard University.

WILLIAM H. LUERS

Mr. Luers, 74, has been a member of our board of directors since August 7, 2000. He has been chief executive officer and president of the United Nations Association of the United States of America since February 1999. From May 1986 to February 1999, Mr. Luers served as president of the Metropolitan Museum of Art in New York, New York. He is a member of the board of directors of IDEX Corporation, Wickes Inc. and several incorporated mutual funds managed by Deutsche Scudder Investments, Inc.

THE RIGHT HONOURABLE M. BRIAN MULRONEY

The Right Honourable M. Brian Mulroney, 64, has been a member of our board of directors since August 7, 2000. He has been a senior partner in the law firm of Ogilvy Renault in Montreal, Quebec, Canada since August 1993. From September 1984 to June 1993, Mr. Mulroney served as the prime minister of Canada. He is a member of the board of directors of the Archer Daniels Midland Company, Barrick Gold Corporation, Trizec Properties, Inc., Cendant Corporation, Quebecor Inc. and Quebecor World, Inc.

Proposal 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
(ITEM 2 ON THE PROXY CARD)

      Our board of directors, acting upon the recommendation of the audit committee of the board of directors, has selected Ernst & Young LLP to serve as our independent auditor for the 2003 fiscal year and is asking you to ratify that selection.

      Ernst & Young LLP has been our independent auditor since December 1998. In its role as independent auditor, it reports on our financial statements. It also provides us with general accounting, finance and tax consulting services.

      A representative of Ernst & Young LLP will be present at the annual meeting. He or she will have an opportunity to make a statement and will be available to answer any questions.

      The following table shows the aggregate fees billed to AOLA by Ernst & Young LLP for the year ended December 31, 2002. The provision of the services corresponding to these fees was considered by the audit committee in its finding that the services are compatible with Ernst & Young LLP maintaining its independence.

Audit fees			$657,584
Financial information systems design and implementation fees			$0
All other fees			$295,100
Audit related fees	$61,854	(a)
Non-audit related fees	$233,246	(b)

Subtotal:	$295,100
Total			$952,685

(a)	Consists primarily of fees related to financial and accounting reporting consultation and assistance with general accounting principles.
(b)	Consists primarily of fees related to tax services.

Recommendation of the Board of Directors

      Our board of directors recommends a vote “For” the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2003.

Stockholder Vote Requirement

      We are seeking a “For” vote of a majority of the votes cast affirmatively or negatively by the holders of our voting stock, voting as one class to ratify the appointment of Ernst & Young LLP as our auditor for the fiscal year ending December 31, 2003.

      Your ratification of our audit committee’s and board of directors’ selection of Ernst & Young LLP is not necessary because our board of directors is responsible for the selection of our independent auditor. However, our board of directors will consider your vote on this proposal when selecting our independent auditor in the future.

Proposals 3(A) through 3(F)

REVERSE STOCK SPLITS
(ITEMS 3(A) THROUGH 3(F) ON THE PROXY CARD)

Introduction

      In Proposals 3(A) through 3(F), you are being asked to approve six different reverse stock split proposals with exchange ratios of 1-for-2, 1-for-3, 1-for-5, 1-for-7, 1-for-10 and 1-for-15, respectively. Our stockholders have previously approved identical reverse stock split proposals. However, this authorization will expire on July 31, 2003, the date of our annual meeting. You should note that a reverse stock split could occur prior to July 31, 2003.

      Our board of directors has adopted resolutions (i) declaring the advisability of a reverse stock split, subject to stockholder approval, of either 1-for-2, 1-for-3, 1-for-5, 1-for-7, 1-for-10 or 1-for-15, and (ii) amending our restated certificate of incorporation, as amended, to effect a reverse stock split, subject to stockholder approval. Our board of directors (or a committee of our board) may subsequently effect, in its sole discretion, any one or none of the reverse stock splits approved by our stockholders.

      If approved by our stockholders, one of the six proposed reverse stock splits would become effective on any date selected by our board of directors (or by a committee of our board) before our next annual meeting of stockholders. Our board of directors (or a committee of our board) may only effect one of the six proposed reverse stock splits. Our board’s (or a committee of our board’s) decision will be based on a number of factors, including market conditions, existing and expected trading prices for our class A common stock and the Nasdaq SmallCap Market continued listing requirements. If our board (or a committee of our board) elects to effect one of the six reverse stock splits, at the effective time of the split, the other reverse stock split proposals approved by the stockholders will be abandoned. Also, our board of directors (or a committee of our board) reserves the right, even after stockholder approval, to forego or postpone effecting a reverse stock split if that action is determined not to be in our best interests and the best interests of our stockholders. If none of the reverse stock splits duly adopted by the stockholders is subsequently implemented by our board of directors (or by a committee of our board) and effected before the next annual meeting of stockholders, all such proposals will be abandoned, without any further effect.

      If our board (or a committee of our board) implements a reverse stock split before our next annual meeting of stockholders, it intends to effect a split that will satisfy Nasdaq’s $1.00 minimum bid price requirement, based on the closing bid price of our class A common stock on the Nasdaq SmallCap Market. If approved by our stockholders and implemented by our board of directors (or by a committee of our board), the reverse stock split will be effective when we file a certificate of amendment to our restated certificate of incorporation, as amended, with the Delaware Secretary of State.

Principal Effects of a Reverse Stock Split

      If any of the six proposed reverse stock splits is approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before the next annual meeting of stockholders, then each share of our common stock outstanding as of the record date chosen by the board (or by a committee of our board) will immediately and automatically be changed, as of the effective date of the reverse stock split, into either one half (1/2), one third (1/3), one fifth (1/5), one seventh (1/7), one tenth (1/10) or one fifteenth (1/15) of a share of our common stock. Also, the number of shares of our common stock subject to outstanding options, warrants and other convertible securities issued by us will be reduced by a factor of either two, three, five, seven, ten or fifteen and the exercise or conversion price thereof will be proportionately increased by a factor of either two, three, five, seven, ten or fifteen. No fractional shares of our common stock will be issued in connection with a reverse stock split. Holders of our common stock that would otherwise receive a fractional share of our common stock under a reverse stock split will receive cash in lieu of the fractional share as explained more fully below. The par value of our common stock will remain unchanged at $.01 per share, and the number of authorized shares of our common stock will also remain unchanged.

      If any of the six proposed reverse stock splits is approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before the next annual meeting of stockholders, our board of directors (or a committee of our board) will set a record date for the determination of shares of common stock subject to the split. As of the date of this proxy statement, neither our board of directors nor a committee of our board has set a record date for a reverse stock split. As of June 3, 2003, the record date for our annual meeting, there were 135,135,137 shares of our class A common stock issued and outstanding, and no shares of class B or class C common stock issued and outstanding. If additional shares of our common stock are issued or repurchased, the actual number of shares issued and outstanding before and after a reverse stock split will increase or decrease accordingly. Except for the issuance of shares of our class A or class B common stock under a warrant held by America Online and the issuance of options to purchase shares of our class A common stock under our 2000 stock option plan, we have no current plans, agreements or arrangements to issue any additional shares of common stock. However, the issuance of additional shares of common stock, or the right to purchase common stock, could:

•	decrease the amount of earnings and assets available for distribution to current stockholders; or

•	adversely affect the rights and powers, including voting rights, of our outstanding capital stock.

      Because a reverse stock split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, a reverse stock split will not alter the relative rights and preferences of existing stockholders. Because the number of authorized shares of our common stock would remain unchanged, the applicable certificate of amendment to our restated certificate of incorporation, as amended, will, however, effectively increase the number of shares of our common stock available for future issuances by our board of directors.

      If any of the six proposed reverse stock splits is approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before the next annual meeting of stockholders, then some stockholders may own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. If you own less than one hundred shares of our common stock after a reverse stock split, you may be required to pay higher transaction costs when you decide to sell your shares.

      Stockholders have no right under Delaware law or our restated certificate of incorporation, as amended, or amended and restated by-laws to dissent from the reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

      If any of the six reverse stock splits are approved by our stockholders and our board of directors (or a committee of our board) elects to implement one of those splits before the next annual meeting of stockholders, no fractional shares will be issued. Instead of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse stock split, we will pay cash equal to the fractional share multiplied by the closing price of our class A common stock on the Nasdaq SmallCap Market or the Over-The-Counter Bulletin Board, as applicable (as adjusted to reflect the reverse stock split), on the date that we file the certificate of amendment to our restated certificate of incorporation, as amended, relating to one of proposals 3(A) through 3(F) with the Delaware Secretary of State.

Federal Income Tax Consequences

      The following description of the material federal income tax consequences of a reverse stock split is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought nor will we seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You should consult your own tax advisor to determine the particular consequences to you.

      In general, the federal income tax consequences of a reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because a reverse stock split is not part of a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits, a reverse stock split will likely have the following federal income tax effects:

•	A stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock.

•	A stockholder who receives cash in lieu of a fractional share as a result of a reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 303(A) of the Internal Revenue Code, which distribution will be taxed to the stockholder as a sale or exchange of the fractional share. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis allocated to such fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock decreased by the basis allocated to the fractional share that was deemed exchanged for cash.

•	We will not recognize any gain or loss as a result of a reverse stock split.

Proposal 3(A)

TO AMEND OUR FOURTH RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 1-FOR-2 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(A), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation to implement a 1-for-2 reverse stock split of our issued and outstanding common stock at any time before the next annual meeting of stockholders.

      If the proposed 1-for-2 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation, as amended, effecting the 1-for-2 reverse stock split in the form attached to this proxy statement as Appendix A with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-2 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-2 reverse stock split.

Proposal 3(B)

TO AMEND OUR FOURTH RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 1-FOR-3 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(B), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation, as amended, to effect a 1-for-3 reverse stock split of our issued and outstanding common stock at any time before the next annual meeting of stockholders.

      If the proposed 1-for-3 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation, as amended, effecting the 1-for-3 reverse stock split in the form attached to this proxy statement as Appendix B with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-3 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-3 reverse stock split.

Proposal 3(C)

TO AMEND OUR FOURTH RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 1-FOR-5 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(C), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation, as amended, to effect a 1-for-5 reverse stock split of our issued and outstanding common stock at any time before the next annual meeting of stockholders.

      If the proposed 1-for-5 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation, as amended, effecting the 1-for-5 reverse stock split in the form attached to this proxy statement as Appendix C with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-5 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-5 reverse stock split.

Proposal 3(D)

TO AMEND OUR FOURTH RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 1-FOR-7 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(D), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation, as amended, to effect a 1-for-7 reverse stock split of our issued and outstanding common stock at any time before the next annual meeting of stockholders.

      If the proposed 1-for-7 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation, as amended, effecting the 1-for-7 reverse stock split in the form attached to this proxy statement as Appendix D with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-7 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-7 reverse stock split.

Proposal 3(E)

TO AMEND OUR FOURTH RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(E), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation, as amended, to effect a 1-for-10 reverse stock split of our issued and outstanding common stock at any time before the next annual meeting of stockholders.

      If the proposed 1-for-10 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation, as amended, effecting the 1-for-10 reverse stock split in the form attached to this proxy statement as Appendix E with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-10 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-10 reverse stock split.

Proposal 3(F)

TO AMEND OUR FOURTH RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 1-FOR-15 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK.

      In this Proposal 3(F), we are asking you to authorize our board of directors (or a committee of our board), in its sole discretion, to amend our restated certificate of incorporation, as amended, to effect a 1-for-15 reverse split of our issued and outstanding common stock at any time before the next annual meeting of stockholders.

      If the proposed 1-for-15 reverse stock split is approved by our stockholders, our board of directors (or a committee of our board) may, in its sole discretion, at any time before the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation, as amended, effecting the 1-for-15 reverse stock split in the form attached to this proxy statement as Appendix F with the Secretary of State of the State of Delaware. Even if our stockholders approve the 1-for-15 reverse stock split, our board of directors (or a committee of our board) may, in its sole discretion, decide not to implement the 1-for-15 reverse stock split.

Stockholder Vote Requirement

      We are seeking the following votes to approve each of proposals 3(A) through 3(F):

•	a “For” vote from the holders of a majority of the outstanding shares of class A common stock, voting separately as a class,

•	a “For” vote from the holders of a majority of the outstanding series B preferred stock and series C preferred stock, each voting as a separate class, and

•	a “For” vote from the holders of 75% of the voting power of the outstanding shares of class A common stock, series B preferred stock and series C preferred stock, voting as one class.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHO IS ON OUR BOARD OF DIRECTORS?

      In addition to the three directors proposed for re-election, the persons set forth below currently serve on our board of directors and will continue this service since they have been appointed to the board of directors by either America Online or the Cisneros Group. The stated age of each such person is as of July 31, 2003, the date of the annual meeting.

STEVEN I. BANDEL

Mr. Bandel, 50, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. Since January 1995, Mr. Bandel has held several senior management positions at companies within the Cisneros Group, with responsibilities in the areas of finance and business development. Mr. Bandel has the title of president and chief operating officer of the Cisneros Group. Mr. Bandel is also a director of Nutritional Sourcing Corporation, a company within the Cisneros Group.

JANICE BRANDT

Ms. Brandt, 52, has been a member of our board of directors since April 2002 and was appointed to the board by America Online. She has served as a senior advisor to America Online since September 2002 and before that served as vice chair and chief marketing officer of America Online from January 2001 to September 2002. From September 1997 to January 2001, Ms. Brandt was president of marketing for America Online. She served as senior vice president for marketing of America Online from February 1993 to September 1997. Ms. Brandt was named one of Fortune Magazine’s “Most Powerful Women in American Business” in 1999 and 2000 and Direct Marketer of the Year by the Direct Marketing Association of America in 2000.

GUSTAVO A. CISNEROS

Mr. Cisneros, 58, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. He is chairman and chief executive officer of the Cisneros Group. Since 1975, Mr. Cisneros has overseen the management and operations of the Cisneros Group and is an executive officer and director of many of its constituent companies. Mr. Cisneros is a director of Pan American Beverages, Inc. Mr. Cisneros is a founding member of the international advisory board of the Council on Foreign Relations, as well as a member of the board of overseers of the International Center for Economic Growth. He serves on the chairman’s international advisory council of The Americas Society. Mr. Cisneros is a member of the international advisory board of Columbia University, a member of the board of overseers at Babson College and a founding member of the advisory committee for the David Rockefeller Center for Latin American Studies at Harvard University. He is a director of the Joseph H. Lauder Institute of Management and International Studies of the Wharton School of the University of Pennsylvania. Mr. Cisneros is the brother of Ricardo J. Cisneros.

RICARDO J. CISNEROS

Mr. Cisneros, 56, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. He is vice-chairman of the Cisneros Group. Since 1975, he has served as an executive officer and a director of a number of the companies within the Cisneros Group. He serves on the board of the Simon Bolivar Foundation in New York. Mr. Cisneros is also the director of the Fundacion Cisneros and the Fundacion Cultural Venevision in Venezuela. In 1993, Mr. Cisneros, with his brother Gustavo, established the Gustavo and Ricardo Cisneros Fund at Rockefeller University, which focuses its research on diseases prevalent in Latin America and provides for the annual appointment of the Rockefeller Latin American Research Scientists.

J. MICHAEL KELLY

Mr. Kelly, 47, has been a member of our board of directors since January 2000 and was appointed to the board by America Online. Mr. Kelly has served as chairman and chief executive officer of AOL International since September 2002. Before that, he served as chief operating officer of America Online from November 2001 to September 2002. From January 2001 through October 2001, Mr. Kelly served as executive vice president and chief financial officer of AOLTW. He served as senior vice president and chief financial officer of America Online from July 1998 to January 2001. Before joining America Online, he had been executive vice president of finance and planning and chief financial officer of GTE Corporation since June 1997. Mr. Kelly was appointed GTE’s senior vice president of finance in 1994.

MICHAEL LYNTON

Mr. Lynton, 43, has been a member of our board of directors since January 2000 and was appointed by America Online. Mr. Lynton has served as president, international and executive vice president of AOLTW since May 2002, and president of AOL International since January 2000. From September 1996 to December 1999, Mr. Lynton was chairman and chief executive officer of the Penguin Group. From September 1993 to June 1996, Mr. Lynton served as president of Disney Publishing Magazines and Books, and between 1987 and 1993 he served as president of Hollywood Pictures for The Walt Disney Company.

ROBERT S. O’HARA, JR.

Mr. O’Hara, 64, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. From 1974 through 2001, Mr. O’Hara was a member of Milbank, Tweed, Hadley & McCloy LLP, a law firm in New York, N.Y. Since January 2002, he has been Consulting Partner and Senior Counsel at the firm.

CRISTINA PIERETTI

Ms. Pieretti, 51, has been a member of our board of directors since January 2000 and was appointed to the board by the Cisneros Group. From 1992 to March 1995, and since February 1996, Ms. Pieretti has held a number of senior management positions with marketing and operations responsibilities at companies within the Cisneros Group in the consumer goods, retail and telecommunications industries. From March 1995 to February 1996, Ms. Pieretti was a partner at Booz-Allen & Hamilton, a consulting firm. Ms. Pieretti has the title of executive vice president of operations of the Cisneros Group. Ms. Pieretti is also a director of Nutritional Sourcing Corporation, a company within the Cisneros Group.

JOSEPH A. RIPP

Mr. Ripp, 51, has been a member of our board of directors since April 2002 and was appointed to the board by America Online. He has served as vice chairman of America Online, Inc. since September 2002. Before that, he served as executive vice president and chief financial officer of America Online from January 2001 to September 2002. From July 1999 to January 2001, Mr. Ripp was executive vice president and chief financial officer of Time Warner Inc. From April 1994 to July 1999, Mr. Ripp served as executive vice president, chief financial officer and treasurer of Time Inc. Mr. Ripp is a member of the board of trustees of Manhattan College, as well as chairman of the finance committees of A Better Chance and the Advertising Educational Foundation. In addition, Mr. Ripp is a director of the Ad Council.

GERALD SOKOL, JR.

Mr. Sokol, 40, has been a member of our board of directors since January 2000 and was appointed to the board by America Online. He has served as executive vice president of AOL International since October 2002. Before that he served as senior vice president of strategic planning and general manager of AOL International from September 1999 to October 2002 and before that was vice president of finance of AOL International since February 1999. From August 1996 to January 1999, Mr. Sokol held several positions with NTN Communications, Inc., most recently serving as president, chief executive officer and chairman of the board of directors. From July 1987 to May 1996, Mr. Sokol held several positions with Tele-Communications, Inc., most recently serving as vice president and treasurer.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED? WHAT FUNCTIONS DO THEY SERVE?

AUDIT COMMITTEE

      The board of directors has established an audit committee, consisting of Messrs. Luers, Jordan and O’Hara. Mr. O’Hara serves as chairperson of the audit committee. The audit committee reviews, acts on and reports to our board of directors on various auditing and accounting matters, including the engagement of our independent accountants, annual financial statements, matters relating to accounting policy and internal controls and reviews the scope of annual audits. Two of the members of the audit committee, Messrs. Jordan and Luers, meet the Nasdaq Marketplace Rules test for independence. Mr. O’Hara did not qualify as an independent director because of his position as a consulting partner and senior counsel in the law firm of Milbank, Tweed, Hadley and McCloy LLP, which is one of the primary legal firms used by one of our principal stockholders, the Cisneros Group. Nevertheless, the board of directors, relying on an exemption from the independence requirements within the Nasdaq Marketplace Rules, determined that Mr. O’Hara’s membership on the audit committee was in the best interest of AOLA and its stockholders. The board of directors believes that Mr. O’Hara possesses unique skills and experience, and, therefore, will be able to provide valuable contributions to AOLA and our audit committee. In addition, the board of directors concluded that Mr. O’Hara’s position as a consulting partner and senior counsel with Milbank is not a relationship that would interfere with his independence.

COMPENSATION COMMITTEE

      The board of directors has also established a compensation committee. The compensation committee consists of M. Brian Mulroney and William H. Luers. Mr. Mulroney serves as chairperson of the compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees and consultants. The compensation committee also administers our 2000 stock plan.

SPECIAL COMMITTEE

      The board of directors has established a special committee. The special committee consists of two members, one of whom is selected by the directors elected by America Online as the holder of our series B preferred stock and one of whom is selected by the directors elected by the Cisneros Group as the holder of our series C preferred stock. The current members of the special committee are Mr. Sokol and Ms. Pieretti.

      The special committee evaluates corporate actions such as:

•	amendments of our restated certificate of incorporation and restated bylaws or similar documents of our subsidiaries;

•	amendments of our stockholders’ agreement with America Online, AOLTW and the Cisneros Group;

•	mergers and acquisitions;

•	any issuance of, or change in, any of our capital stock;

•	the transfer of any of our material assets;

•	our entering into certain contracts relating to our core business;

•	our entering into certain contracts with a value in excess of $250,000;

•	our engaging in a transaction involving the acquisition of any interest in another entity;

•	capital expenditures by us in excess of $250,000, subject to certain exceptions;

•	borrowings by us other than trade payables and credit card indebtedness made in the ordinary course of business or borrowings under credit facilities approved by our board;

•	the declaration of any dividends on our securities;

•	the selection of nominees to be recommended by our board of directors for election by all outstanding shares of our capital stock voting together;

•	the admission of additional strategic stockholders;

•	our launch of America Online-branded TV and wireless-based online services in Latin America, as well as any agreements between us and third parties that relate to these launches or, our launch of any platform other than narrow-band PC access services;

•	the adoption and modification of business plans, strategic plans annual budgets, forecasts and business projections;

•	the establishment of any subsidiary;

•	litigation by us that involves amounts in excess of $100,000 or that is adverse to either America Online or the Cisneros Group;

•	our establishment of, or any significant modification to, any significant investment or cash management policies;

•	our discontinuance of any material business activity;

•	our entering into any partnership, joint venture or consortium;

•	our issuance of press releases containing material non-public information;

•	our entering into agreements outside of the ordinary course of our business;

•	our entering into any network agreements;

•	our entering into any agreements with an initial of renewal term or more than three years;

•	our establishing and maintaining an executive committee or our establishing and maintaining or appointing or removing any committee of the board;

•	our expanding our business beyond PC, TV, wireless and internet portal based on-line services;

•	our publicly releasing or launching any material new product or service;

•	our changing the terms of any outstanding stock right granted under an approved stock option plan, including repricing;

•	our filing for bankruptcy or our decision not to prevent or oppose any involuntary filing for bankruptcy;

•	our entering into any transaction or agreement with America Online, the Cisneros Group or their affiliates;

•	adoption of or material amendment to any employee benefit or executive compensation plan or severance payment; and

•	hiring or firing any personnel with the title of Vice President or above or increasing the compensation of any personnel who hold a title of Director of above.

      All of these actions currently require the unanimous approval of the special committee. Many of these actions also require approval by our entire board of directors. Because of their role in choosing the members of the special committee, both America Online and the Cisneros Group may effectively have the power to influence corporate policy with respect to these corporate actions. If either America Online or the Cisneros Group loses its right to representation on the special committee, the special committee will be dissolved.

      The board of directors does not have a nominating committee or a committee serving a similar function. Our board of directors as a whole considers nominations for directors.

HOW MANY MEETINGS OF THE BOARD OF DIRECTORS WERE HELD LAST YEAR?

      During the fiscal year ended December 31, 2002, there were ten meetings of the board of directors, seven meetings of our audit committee, one meeting of our special committee, two meetings of our financing committee, four meetings of our independent committee and one meeting of our compensation committee. Pursuant to our audit committee charter, the chair of the audit committee may represent the entire committee for purposes of reviewing our interim financial statements with our management and independent auditors, and discussing any other matters required to be communicated to the committee by our independent auditors under generally accepted auditing standards. On three occasions during the fiscal year ended December 31, 2002, the chair of the audit committee acted unilaterally pursuant to the terms of the audit committee charter. Steven I. Bandel, Janice Brandt and Vernon E. Jordan, Jr. attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he or she served during 2002. In addition, our board of directors and its committees acted by unanimous written consent on numerous occasions pursuant to Delaware law.

HOW ARE OUR DIRECTORS COMPENSATED?

      The directors appointed by America Online and the Cisneros Group received no cash compensation for services rendered in their capacity as directors. The other members of our board receive a fee of $10,000 for each board meeting they attend and a fee of $7,500 per fiscal year for serving on a committee of our board. The chairperson of each committee receives an additional fee of $2,500 per fiscal year. The directors may receive additional compensation in a manner to be determined by our board. All directors are reimbursed for actual reasonable costs incurred in attending our board and committee meetings.

      Our directors, all of whom are non-employee directors, also receive automatic stock option grants under our 2000 stock plan upon joining our board. Options granted under this plan are non-qualified stock options. Each non-employee board member elected for the first time to our board is granted an option to purchase 60,000 shares of class A common stock upon the date of his or her initial election. The exercise price of the options is 100% of the fair market value of the class A common stock on the date of the option grant. The options are exercisable as of the date granted, and their term is ten years. As of June 3, 2003, none of these options granted under the plan had been exercised. Under AOLTW’s and America Online’s conflicts of interests standards, Janice Brandt, J. Michael Kelly, Michael Lynton, Joseph A. Ripp and Gerald Sokol, Jr., each a member of our board as well as an employee of AOLTW or America Online, must transfer the economic benefit of their options to AOLTW or America Online, as applicable.

STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

      The following table provides information regarding the ownership of our class A common stock as of June 3, 2003 by:

•	the named executive officers listed in the summary compensation table;

•	each director and nominee for director;

•	all current directors and executive officers as a group; and

•	each stockholder known by us to own beneficially more than 5% of our class A common stock.

      For purposes of calculating the number and percentage of outstanding shares held by each holder named below, any shares which that holder has the right to acquire within 60 days of June 3, 2003 are considered to be outstanding, but shares which may be similarly acquired by other holders are not considered to be outstanding.

      We believe that the stockholders named in this table have the sole voting and investment power for all shares of the class A common stock shown to be beneficially owned by them based on information they have provided to us, with the following exceptions:

•	The Cisneros Group’s shares are owned by Aspen Investments LLC and Atlantis Investments LLC, companies within the Cisneros Group of companies. Aspen Investments LLC is indirectly beneficially owned by a trust established by Gustavo A. Cisneros primarily for the benefit of himself and/or members of his family, and Atlantis Investments LLC is indirectly beneficially owned by a trust established by Ricardo J. Cisneros primarily for the benefit of himself and/or members of his family. Aspen Investments LLC and Gustavo A. Cisneros disclaim beneficial ownership of the shares of AOLA owned by Atlantis Investments LLC or Ricardo J. Cisneros. Atlantis Investments LLC and Ricardo J. Cisneros disclaim beneficial ownership of the shares of AOLA owned by Aspen Investments LLC or Gustavo A. Cisneros.

•	A total of 216,666 shares originally issued to the Cisneros Group consist of shares of series C preferred stock held by the children of Gustavo A. Cisneros. These shares are subject to a voting agreement allowing Aspen Investments LLC to vote the shares. The voting agreement terminates if the series C preferred shares are transferred by the children in the future or if the shares are converted into shares of our class A common stock.

•	A total of 288,888 shares originally issued to the Cisneros Group consist of shares of series C preferred stock held by the children of Ricardo J. Cisneros. These shares are subject to a voting agreement allowing Atlantis Investments LLC to vote the shares. The voting agreement terminates if the series C preferred shares are transferred by the children in the future or if the shares are converted into shares of our class A common stock.

•	America Online’s shares include 300,000 shares of class A common stock issuable upon exercise of options held by employees of America Online or its parent, AOLTW, who are also directors of AOLA. Although such employees are the record holders of their respective options, America Online and AOLTW hold or share disposition power with respect to all of the shares of the class A common stock underlying the options.

      The address for America Online is 22000 AOL Way, Dulles, Virginia 20166. The address for AOLTW is 75 Rockefeller Plaza, New York, NY 10019. The address for the stockholders affiliated with the Cisneros Group is c/o Finser Corporation, 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134. The address for Banco Itaú is Rua Boa Vista 176, Sao Paulo, Brazil.

	Shares of
	Class A Common Stock
	Beneficially Owned

Beneficial Owner	Number		Percent

Executive Officers and Directors
Charles M. Herington	1,760,000	(1)	1.29%
Javier Aguirre	—		0.00%
Osvaldo Baños	—		0.00%
Gustavo Benejam	413,250	(2)	0.33%
Eduardo Escalante	376,250	(3)	0.28%
Eduardo Hauser	1,329,213	(4)	0.79%
Carlos Dan Trostli	—		0.00%
Steven I. Bandel	640,593	(5)	0.47%
Janice Brandt	60,000	(6)	0.04%
Gustavo A. Cisneros	57,730,886	(7)(14)	33.00%
Ricardo J. Cisneros	57,803,108	(8)(14)	33.03%
Michael Lynton	60,000	(6)	0.04%
J. Michael Kelly	60,000	(6)	0.04%
Robert S. O’Hara	68,000	(9)	0.05%
Cristina Pieretti	457,748	(10)	0.34%
Joseph A. Ripp	60,000	(6)	0.04%
Geral Sokol, Jr.	60,000	(6)	0.04%
Vernon E. Jordan	60,000	(9)	0.04%
William H. Luers	62,350	(9)	0.05%
M. Brian Mulroney	60,000	(9)	0.04%
All current executive officers and directors as a group — 27 persons	121,719,981		55.55%
Five Percent Stockholders
America Online, Inc.	136,851,706	(11)(14)	59.03%
AOL Time Warner Inc.	191,867,459	(12)(14)	73.34%
Aspen Investments LLC	57,730,886	(7)(14)	33.00%
Atlantis Investments LLC	57,803,108	(8)(14)	33.03%
Banco Itaú S.A.	35,937,840	(13)(14)	26.59%

(1)	Consists of options to purchase 1,750,000 shares of class A common stock, which are exercisable within 60 days of June 3, 2003 and 10,000 shares of class A common stock.
(2)	Consists of options to purchase 413,250 shares of class A common stock, which are exercisable within 60 days of June 3, 2003.
(3)	Consists of options to purchase 376,250 shares of class A common stock, which are exercisable within 60 days of June 3, 2003.
(4)	Consists of options to purchase 239,900 shares of class A common stock, which are exercisable within 60 days of June 3, 2003 and 830,596 shares of class A common stock.
(5)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted, and 580,593 shares of class A common stock.
(6)	Consists of options to purchase 60,000 shares of class A common stock, which are exercisable as of the date granted. Under AOLTW’s and America Online’s conflicts of interests standards, Janice Brandt, J. Michael Kelly, Michael Lynton, Joseph A. Ripp and Gerald Sokol, Jr., each a member of our board as well as an employee of AOLTW or America Online, must transfer the economic benefit of their options to AOLTW or America Online, as applicable.
(7)	Consists of the following as of June 3, 2003: (a) 17,947,646 shares of class A common stock, (b) 39,723,240 shares of series C preferred stock, which includes 216,666 shares owned by the children of Gustavo A. Cisneros as to which Aspen Investments LLC has voting power and (c) currently exercisable options to purchase 60,000 shares of class A common stock. Shares of series C preferred stock are convertible into AOLA’s class C common stock at any time, on a one-share-for-one-share basis, and the class C common stock is convertible into class A common stock at any time, on a one-share-for-one-share basis. Adding all these shares, as of June 3, 2003, Gustavo A. Cisneros, either directly or through Aspen Investments LLC, beneficially owned a total of 57,730,886 shares of class A common stock.

(8)	Consists of the following as of June 3, 2003: (a) 17,947,646 shares of class A common stock, (b) 39,795,462 shares of series C preferred stock, which includes 288,888 shares owned by the children of Ricardo J. Cisneros as to which Atlantis has voting power and (c) currently exercisable options to purchase 60,000 shares of class A common stock. Shares of series C preferred stock are convertible into AOLA’s class C common stock at any time, on a one-share-for-one-share basis, and class C common stock is convertible into class A common stock at any time, on a one-share-for-one-share basis. Adding all these shares, as of June 3, 2003, Ricardo J. Cisneros, either directly or through Atlantis Investments LLC, beneficially owned a total of 57,803,108 shares of class A common stock.
(9)	Includes options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted.

(10)	Consists of options to purchase 60,000 shares of class A common stock granted to each of our directors, which are exercisable as of the date granted, and 397,248 shares of class A common stock held by Pallium Operating II, LLC, which is indirectly beneficially owned by Ms. Pieretti and her husband. Also includes 500 shares of class A common stock held in accounts for which Ms. Pieretti’s husband is a cosignatory. Ms. Pieretti disclaims beneficial ownership of these 500 shares.
(11)	Consists of the following as of June 3, 2003: (a) 40,169,780 shares of class A common stock, (b) 79,840,676 shares of series B preferred stock, (c) currently exercisable options to purchase 300,000 shares of class A common stock held by certain current directors of AOLA and a former director of AOLA and (d) 16,541,250 shares of class A common stock issuable pursuant to a warrant held by America Online. Shares of series B preferred stock are convertible into AOLA’s class B common stock at any time, on a one-share-for-one-share basis, and such class B common stock is convertible into class A common stock at any time, on a one-share-for-one-share basis. Adding all of these shares, as of June 3, 2003, America Online beneficially owned a total of 136,851,706 shares of class A common stock. AOLTW, the parent company of America Online, may be deemed jointly to beneficially own all these shares.
(12)	Consists of the following, as of June 3, 2003, (a) 40,169,780 shares of class A common stock, (b) 79,840,676 shares of series B preferred stock held by America Online, (c) currently exercisable options to purchase 300,000 shares of class A common stock held by certain directors of AOLA, (d) 16,541,250 shares of class common stock issuable pursuant to a warrant held by America Online, (e) 44,150,105 shares of series B preferred stock issuable upon conversion of $160.0 million in principal amount in senior convertible notes held by AOLTW, and (f) 21,379,382 shares of series B preferred stock held by AOLTW. Shares of series B preferred stock are convertible into AOLA’s class B common stock at any time on a one-share-for-one-share basis. Adding all these shares, as of June 3, 2003, AOLTW beneficially owned a total of 191,867,459 shares of class A common stock.
(13)	Consists of class A common stock.
(14)	Under Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent a “group” is deemed to exist by virtue of the following agreements involving America Online, AOLTW and the Cisneros Group: the stockholders’ agreement, as amended, the America Online-Cisneros voting agreement and the AOLTW/America Online-Cisneros registration rights agreement, as amended, America Online and AOLTW may be deemed to have beneficial ownership, under Sections 13(d) and 13(g) of the Exchange Act, of all of the equity securities of AOLA beneficially owned by entities within the Cisneros Group and each of Gustavo A. Cisneros and Ricardo J. Cisneros, and vice versa. Under Rule 13d-5(b)(1) promulgated under the Exchange Act, to the extent a “group” is deemed to exist by virtue of the Banco Itaú registration rights and stockholders’ agreement and the AOLTW/America Online-Banco Itaú voting agreement, America Online and AOLTW, on the one hand, and Banco Itaú, on the other hand, may be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all of the equity securities of AOLA beneficially owned by Banco Itaú, and vice versa. Each of (1) America Online and AOLTW, (2) the entities within the Cisneros Group and Gustavo A. Cisneros and Ricardo

J. Cisneros, and (3) Banco Itaú, respectively, disclaims beneficial ownership of any AOLA securities directly or indirectly beneficially owned by the other.

WHO ARE OUR EXECUTIVE OFFICERS?

      Biographical information for each of our executive officers, including his respective age as of the July 31, 2003 annual meeting, is as follows:

      Charles M. Herington. Mr. Herington, 43, has been our president and chief executive officer since February 1999. Before joining AOLA, Mr. Herington served as president of Revlon America Latina from January 1998 to February 1999. From 1990 through 1997, Mr. Herington held a variety of senior management positions with PepsiCo Restaurants International, including regional vice president of KFC, Pizza Hut and Taco Bell for South America, Central America and the Caribbean from September 1995 to September 1997, regional vice president of KFC for Latin America from February 1994 to September 1995, general manager of KFC Puerto Rico from February 1992 to February 1994, general manager of franchise markets for KFC Latin America from February 1991 to February 1992 and marketing director for KFC for Latin America from May 1990 to February 1991. Between 1981 and 1990, Mr. Herington served in various managerial positions at The Procter & Gamble Company. Mr. Herington is also a director of Adolph Coors Company and its principal subsidiary, Coors Brewing Company.

      Osvaldo Baños. Mr. Baños, 48, has been our executive vice president and chief financial officer since September 2002. From June 1999 to September 2002, Mr. Baños was a partner and executive officer of Gemini Group, a consulting and venture capital firm in Buenos Aires, Argentina. From July 1997 to May 1999, Mr. Baños served as president and chief executive officer of Buenos Aires Embotelladora, S.A., a bottler of Pepsi products in Latin America. From 1981 to 1996, Mr. Baños served in various executive positions at PepsiCo, Inc.

      Milton P. Brice. Mr. Brice, 43, has served as our treasurer since June 2000, and our treasurer and controller since December 2001. From July 1984 to May 2000, Mr. Brice held a variety of management positions at The Procter & Gamble Company, primarily in the Latin America Division. From September 1994 to November 1998, Mr. Brice was Latin America regional treasurer; from June 1991 to August 1994, he was finance manager for Procter & Gamble Argentina; and from June 1990 to May 1991, he was regional product supply finance manager for Latin America.

      David A. Bruscino. Mr. Bruscino, 40, has been our vice president, general counsel and secretary since May 2000. Since February 2003, Mr. Bruscino has also held the position of strategic consultant with our Brazilian subsidiary, AOL Brazil. From September 1988 to April 2000, Mr. Bruscino was an attorney with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, and was a partner of that firm beginning in 1996.

      Eduardo A. Escalante Castillo. Mr. Escalante, 45, is president and general manager of our Mexican subsidiary, AOL Mexico, a position he has held since November 1999. Prior to that, from September 1998 to November 1999, Mr. Escalante was vice president of Alestra, a joint venture of AT&T, Grupo Alfa and Bancomer. From January 1996 to August 1998, Mr. Escalante was director of marketing and from November 1994 to December 1995 he served as director of strategic planning for Alestra. From May 1992 to October 1994, he served as marketing director and from June 1991 to April 1992 as the manager of planning and new product development for Sigma Alimentos, the food segment of Grupo Alfa.

      Milton R. Camargo. Mr. Camargo, 45, has been the president and general manager of our Brazilian subsidiary, AOL Brazil, since March 2003. Prior to that, he served as the chief operating officer of AOL Brazil beginning on May 1, 2001, having started with AOL Brazil in July 2000 as the business unit director for the AOLA/Banco Itaú relationship. From July 1997 to July 2000, Mr. Camargo served as president of the Brazil Porto Alegre South Mission of the Church of Jesus Christ of the Latter-Day Saints. From February 1996 to June 1997, he worked for Philips do Brasil as marketing director in the Lighting Division. From April 1991 to January 1996, he worked for Otis Elevator Company, a subsidiary of United Technologies Corporation, in various positions, culminating in the position of international commercial division manager.

      Travis Good. Mr. Good, 43, has been our vice president of technology and operations since March 1999. From May 1995 to February 1999, he held a variety of management positions at America Online, including general manager for America Online’s Global Network Navigator and director of product marketing for AOL client software. From January 1995 to May 1995, he was director of Internet services for Cable & Wireless. From March 1994 to January 1995, Mr. Good served as general manager of GE Information Services’ distributorship in Mexico. From December 1987 to March 1994, he served in a variety of positions at General Electric Corporation.

      Eduardo Hauser. Mr. Hauser, 34, is our vice president of AOL services, a position he has held since January 2001. Mr. Hauser has also been our vice president of business affairs since January 2002. From March 1999 to January 2001, Mr. Hauser served as our vice president of corporate development. Before joining AOLA, Mr. Hauser was employed from September 1988 to March 1999 by different companies in the Cisneros Group, serving in a variety of positions, including vice president, news, of Venevisión from September 1997 to March 1999, and as managing director of Highgate Properties, a company within the Cisneros Group, from September 1993 to September 1997.

      Gustavo Rubio. Mr. Rubio, 37, has served as our vice president of interactive marketing since July 2002. From November 2000 to July 2002, Mr. Rubio was vice president of sales of StarMedia Network Inc. From March 1985 to September 2000, he served in various marketing positions with United Airlines, culminating in the position of general manager.

HOW ARE OUR NAMED EXECUTIVE OFFICERS PAID?

      The following table presents the total compensation awarded to, earned by or paid to our chief executive officer and our other named executive officers for our fiscal years ended December 31, 2002 and 2001, during our six months ended December 31, 2000 (the “Stub” period) and for our fiscal year ended June 30, 2000. Effective January 11, 2001, we changed our fiscal year end from June 30 to December 31.

      “Named executive officer” refers to our chief executive officer and to our four most highly paid executive officers who earned more than $100,000 in the fiscal year ended December 31, 2002, and who were employed by us on December 31, 2002. Also included are Mr. Gustavo Benejam and Mr. Javier Aguirre, our former Chief Operating Officer and Chief Financial Officer, respectively. Each of Mr. Benejam and Mr. Aguirre would have been one of our most highly compensated executive officers, but for the fact that they were not serving as an executive officer on December 31, 2002. Mr. Benejam’s employment with us ended in September 2002 and Mr. Aguirre’s employment with us ended in October 2002.

Summary Compensation Table

						Long-Term
						Compensation
	Annual Compensation
						Securities
					Other Annual	Underlying
Name and Principal Position	Year		Salary	Bonus	Compensation	Options Awarded

Charles M. Herington(1)	2002		$435,000	$440,220	$30,000	150,000
President and Chief and	2001		410,166	150,000	33,946	750,000
Executive Officer	Stub	(2)	175,450	188,080	30,000	1,300,000
	2000		354,124	665,722	32,017	—

Osvaldo Baños(3)	2002		$140,487	$231,845	—	250,000
Executive Vice President	2001		—	—	—	—
and Chief Financial	Stub	(2)	—	—	—	—
Officer	2000		—	—	—	—

Eduardo A. Escalante Castillo(4)	2002		$316,315	$179,860	$47,200	80,000
President and General	2001		295,439	60,410	46,724	150,000
Manager, AOL Mexico	Stub	(2)	130,678	73,812	23,263	375,000
	2000		251,304	73,812	46,524	—

Eduardo Hauser(4)	2002		$204,390	$98,033	—	44,600
Vice President AOL	2001		179,862	29,832	—	90,000
Services and Business	Stub	(2)	46,032	53,704	—	245,000
Affairs	2000		88,523	53,704	—	—

Carlos D. Trostli(5)	2002		$275,973	$119,239	$137,889	66,700
President and General	2001		166,673	110,646	52,972	375,000
Manager, AOL Brasil	Stub	(2)	—	—	—	—
	2000		—	—	—	—

Javier Aguirre(6)	2002		$193,062	$117,500	—	66,700
Chief Financial Officer	2001		234,798	117,500	55,431	200,000
	Stub	(2)	77,531	29,832	—	346,000
	2000		150,671	52,970	—	—

Gustavo Benejam(7)	2002		$332,075	$166,158	—	115,000
Chief Operating Officer	2001		310,596	275,000	—	250,000
	Stub	(2)	135,064	72,699	—	400,000
	2000		201,208	125,000	—	—

(1)	Mr. Herington began his employment with us in February 1999. Other annual compensation includes Mr. Herington’s automobile allowance and payment of membership fees for membership in a country club.
(2)	“Stub” refers to the period from July 1, 2000 through December 31, 2000.
(3)	Mr. Baños began his employment with us in August 2002.
(4)	Other compensation includes medical and life insurance, use of automobile, and children’s education allowance.
(5)	Mr. Trostli began his employment with us in May 7, 2001 and ended March 28, 2003. Other compensation includes medical and life insurance, use of automobile, children’s education allowance and personal security.
(6)	Mr. Aguirre’s employment with us ended in October 2002.
(7)	Mr. Benejam’s employment with us ended in September 2002.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2002 TO NAMED EXECUTIVE OFFICERS

      The following table sets forth information with respect to employee options to purchase shares of class A common stock awarded during the twelve months ended December 31, 2002 to the named executive officers listed in the summary compensation table.

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rates of
					Stock Price
	Number of	Percent of Total			Appreciation for
	Securities	Options Granted	Exercise		Option Term(2)
	Underlying	to Employees	Price	Expiration
Name	Options Granted(1)	in 2002	($/share)	Date	5%	10%

Herington, Charles	150,000	4.7%	$1.60	April 26, 2012	$150,935	$382,498
Baños, Osvaldo	250,000	7.8	0.26	August 5, 2012	40,878	103,593
Trostli, Carlos D.	66,700	2.1	2.12	April 9, 2012	79,280	200,912
Escalante, Eduardo A.	80,000	2.5	2.12	April 9, 2012	95,089	240,974
Hauser, Eduardo A.	44,600	1.4	2.12	April 9, 2012	59,463	150,692
Aguirre, Javier	66,700	2.0	2.12	April 9, 2012	79.280	200,912
Benejam, Gustavo	115,000	3.4	1.60	April 26, 2012	115,717	239,249

(1)	Options are non-qualified stock options and generally terminate 60 days following termination of the executive officer’s employment with AOLA or the expiration date, whichever occurs earlier. The exercise price of each option was equal to the fair market value per share of the class A common stock on the grant date. All options vest over a four-year period at the rate of 25% per year with the first vesting date occurring on January 2, 2003, with the exception of the options granted to Mr. Herington, which vest over three years.
(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the class A common stock, the option holder’s continued employment throughout the option period, and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

      The following table summarizes each named executive officer’s unexercised options held at December 31, 2002. None of the named executive officers held any stock appreciation rights or exercised any stock options or stock appreciation rights during 2002. The value of unexercised in-the-money options at year-end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2002. The closing price of our class A common stock on the Nasdaq SmallCap Market on that date was $0.37.

	Number of Securities
	Underlying Unexercised		Value of Unexercisable
	Options at 12/31/02		In-The-Money Options(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Herington, Charles M.	1,066,668	1,133,332	$0	$0
Baños, Osvaldo	0	250,000	0	27,500
Trostli, Carlos Eduardo D.A.	93,750	347,950	0	0
Escalante Castillo, Eduardo A.	225,000	380,000	0	0
Hauser, Eduardo A.	145,000	234,600	0	0
Aguirre, Javier	0	0	0	0
Benejam, Gustavo	262,500	502,500	0	0

(1)	Actual gains, if any, on exercise will depend on the value of the class A common stock on the date of sale of any shares acquired upon exercise of the option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2002 regarding equity awards under the plan:

			Number of securities
			remaining available
			for future issuance
			under equity
	Number of securities		compensation plans
	to be issued upon	Weighted-average	(excluding securities
	exercise of	exercise price of	reflected in the first
Plan category	outstanding options	outstanding options	column)

Shares under equity compensation plans approved by security holders	11,638,541 (1)	$6.92	6,569,792
Shares under equity compensation plans not approved by security holders	3,435,256	$3.29	1,164,744

Total	15,073,797 (1)	$5.24	7,734,536

(1)	Includes options to purchase 328,533 shares of our common stock issued under the plan that were cancelled after December 31, 2002.

      Other than the plan described above, we do not have any non-shareholder approved equity arrangements.

CONTRACTS WITH NAMED EXECUTIVE OFFICERS

      Charles M. Herington. Mr. Herington serves as our president and chief executive officer. Mr. Herington’s annual base salary from March 2002 through December 2002 was $431,700. From March 2001 through February 2002, Mr. Herington’s annual base salary was $413,000 and from September 2000 through February 2001 his annual base salary was $376,160. Mr. Herington is eligible to receive an annual bonus of up to 130% of his base salary, at the discretion of our board based on his performance. On August 7, 2000, Mr. Herington also received an option to purchase 1,300,000 shares of our class A common stock at $8.00 per share, its initial public offering price. As of January 1, 2003, Mr. Herington can purchase all shares available under this option grant. The board, in its discretion, may grant other stock options to Mr. Herington based upon his performance. Mr. Herington also holds options to purchase AOLTW common stock.

      If we terminate Mr. Herington for any reason other than:

•	his willful and material violation of AOLA’s company policy, which is not cured within 30 days after he has received written notice from our board;

•	his failure to comply with the lawful direction of our board;

•	his commission of a material act of dishonesty or fraud; or

•	his conviction or plea of no contest to a felony,

      Mr. Herington is entitled to receive his salary for 24 months following termination, as well as a portion of his annual bonus. In addition, options granted to Mr. Herington before his termination will continue to vest during the applicable severance payment period.

      Javier Aguirre. Mr. Aguirre was our chief financial officer from November 1999 to September 2002. From September 2000 until March 2001, Mr. Aguirre’s annual base salary was $170,000. From March 2001 through December 2001, Mr. Aguirre’s annual base salary was $235,000. From January 2002 to September 2002, Mr. Aguirre’s annual base salary was $250,000. Mr. Aguirre was eligible to receive an annual bonus of up to 50% of his base salary, based on his performance and on the achievement of specified performance objectives. He was also eligible to receive options to purchase our class A common stock. We entered into a separation agreement with Mr. Aguirre in October 2002. Under his separation agreement, Mr. Aguirre received six months of base salary, plus his annual bonus for 2002.

      Gustavo Benejam. Mr. Benejam was our chief operating officer from April 2000 to September 2002. His annual base salary from September 2000 through March 2001 was $290,000. From March 2001 until December 2001, his annual base salary was $315,000. From January 2002 to September 2002, Mr. Benejam’s base annual salary was $316,000. Mr. Benejam was eligible to receive an annual bonus of up to 50% of his annual base salary based on performance objectives. Mr. Benejam was also eligible to receive options to purchase our class A common stock. Under the terms of his separation agreement, Mr. Benejam will receive his salary for 12 months following termination of employment as well as full payment of his annual bonus for fiscal 2002.

      Osvaldo Baños. Mr. Baños serves as our chief financial officer. Mr. Baños’ annual base salary has been $300,000 since he began his employment in August 2002. Mr. Baños also received a signing bonus of $150,000. Mr. Baños is eligible to receive an incentive bonus of up to 50% of his base salary based on his performance and on the achievement of specified performance objectives. He is also eligible to receive options to purchase our class A common stock. As part of his employment agreement, Mr. Baños received an option grant of 250,000 shares.

      Eduardo A. Escalante Castillo. Mr. Escalante is president of AOL Mexico. Mr. Escalante’s annual salary from March 2001 to March 2002 was $294,803 and from March 2002 to date is $282,584. This reduction reflects the impact of recent devaluation in the exchange rate of the Mexican peso versus the U.S. dollar. Mr. Escalante is eligible to receive an incentive bonus of up to 60% of his base salary based on his performance and on the achievement of specified performance objectives. Mr. Escalante is also eligible to receive options to purchase shares of our class A common stock.

      Eduardo Hauser. Mr. Hauser is our vice president of AOL services, a position he has held since January 2001, and vice president of business affairs, a position he has held since January 2002. From September 2000 until March 2001, Mr. Hauser’s annual base salary was $170,000. From April 2001 through December 2001, Mr. Hauser’s annual base salary was $182,000. From January 2002 to present, Mr. Hauser’s annual base salary was $209,541. Mr. Hauser is eligible to receive an annual bonus of up to 35% of his base salary, based on his performance and on the achievement of specified performance objectives. He is also eligible to receive options to purchase our class A common stock.

      Carlos Dan Trostli. Mr. Trostli was president of AOL Brasil from May 2001 until March 2003. Mr. Trostli’s annual salary was $250,000 since he began employment in May 2001. Mr. Trostli was eligible to receive an incentive bonus of up to 60% of his base salary based on his performance and on the achievement of specified performance objectives. Mr. Trostli received options to purchase 375,000 shares of our class A common stock in May 2001 and was also eligible to receive options generally to purchase shares our class A common stock. Under the terms of his employment and separation agreements, in addition to amounts required to be paid to Mr. Trostli under Brazilian law, Mr. Trostli received one year of base salary ($250,000) plus an additional cash payment of $35,000 to cover outplacement and certain other expenses, health and life insurance coverage for an additional year and the option to purchase his company car for 80% of its fair market value in accordance with our policy.

REPORT OF THE COMPENSATION COMMITTEE

      The Securities and Exchange Commission requires that public companies disclose the procedures and mechanisms that are used to establish officer compensation. This report explains the criteria that the compensation committee used to determine the compensation of our executive officers for 2002.

      We have a compensation committee of our board of directors that consisted of Messrs. Luers and Mulroney in 2002, both non-employee directors. Neither Mr. Luers nor Mr. Mulroney has been an officer or employee of our company. None of our executive officers serves as a member of our board or the compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.

      The compensation committee is responsible for establishing and implementing policies and programs to compensate our executives. The committee approves the base salary and bonus objectives and payments for our executive officers. The compensation committee also administers our 2000 stock plan and establishes stock option grants for our executive officers.

      The committee met once in 2002 to review and establish base salaries and bonuses for executive officers for 2002 and met once in 2003 to review and establish cash bonuses for 2002 to be paid in 2003 and to approve severance payments to executive officers who were terminated in a workforce reduction. In addition, the committee acted by written consent in 2002.

      The primary objective of our executive compensation program is to attract, retain and reward executive officers and other employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. The compensation committee accomplishes this by:

•	Establishing salaries competitive with those of leading technology companies with which we compete for talent.

•	Maintaining incentive opportunities designed to motivate and reward achievement of our collective goals and the personal goals of each individual. These incentives consist of cash bonuses and stock options and are designed to bring the total compensation for key employees to competitive levels within the industry and to ensure that these individuals are motivated over the long term and respond to challenges and opportunities as owners and not just as employees.

      The base salary for all employees, including executive officers, is based upon a review of an employee’s salary level against the compensation of employees in similar positions in other companies, as demonstrated by a survey of the employee compensation of companies of comparable size to us and in our same geographical region. Base salaries for employees holding the position of director or above are targeted at the 75% percentile for comparable positions in the other companies.

      A portion of the cash compensation is paid to our executive officers and other senior management personnel in the form of an annual bonus. Bonus payments for 2002 ranged from 35% to 101.2% of an executive officer’s base salary based on performance and on the achievement of specified performance objectives, including business and personal objectives. All of our executive officers received a cash bonus for 2002. Based on its review of the degrees of attainment of company and personal goals, the compensation committee granted stock options pursuant to our 2000 stock plan ranging from approximately 37,100 to 150,000 shares of class A common stock during 2002.

      One of the primary components of our long-term incentive program is our stock option grants. Through stock option grants that are based on performance, executives receive significant equity incentives to build long-term stockholder value. Stock option grants are also used to retain these officers in light of the increasing demands placed on them due to our growth. The grants typically vest over a four-year period and are set at the fair market value of our class A common stock on the date of the grant.

      Mr. Herington, our chief executive officer, joined us in February 1999. His salary, potential bonus and stock option grants have been determined on the basis of negotiations between our board and Mr. Herington, while taking into account his experience, competitive salary information and market conditions at the time. In 2000, we entered into an amended employment agreement with Mr. Herington. In accordance with our bonus program outlined above, Mr. Herington was eligible for a targeted bonus of up to 130% of his 2002 base salary. The compensation committee, after taking into account the extent to which we achieved our goals in 2002, unanimously approved a cash bonus for Mr. Herington of $440,220, or 101.2%, of his 2002 base salary.

      During 2002, the compensation committee also granted options to purchase 150,000 shares of our class A common stock to Mr. Herington under the 2000 stock plan with an exercise price equal to the fair market value of our class A common stock on the grant date. These options vest in equal annual installments over three years, with the first installment vesting on January 1, 2003.

      The compensation committee has reviewed our compensation structure in light of Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that we may deduct in determining our taxable income for any year to $1,000,000 for any of our five most highly compensated executive officers. In 2002, no executive officer’s compensation exceeded the limitation set by Section 162(m).

M. Brian Mulroney, Chairman

William E. Luers

REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter, which was approved in its current form by the board of directors on June 28, 2002, the primary purpose of AOLA’s audit committee is to assist AOLA’s board of directors in fulfilling its oversight responsibility relating to the financial statements and the financial reporting process of AOLA. Management has the responsibility for preparing AOLA’s financial statements and for the financial reporting process, including the system of internal accounting and financial controls. The independent auditors are responsible for performing an independent audit of AOLA’s consolidated financial statements in accordance with generally accepted auditing standards.

      In performing its oversight function, the audit committee has met with management and the independent auditors, Ernst & Young LLP, to review and discuss the audited consolidated financial statements of AOLA for the fiscal year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with Ernst & Young matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditor’s examination of the financial statements.

      The audit committee received reports and discussed with AOLA’s management, including its internal auditors, the overall scope and plans for internal audits and received reports and discussed with the independent auditors the overall scope and plans for their audit. The committee meets periodically with internal and independent auditors, both with and without management present, to discuss the results of their examinations and the evaluations of AOLA’s accounting and financial controls.

      The audit committee received from Ernst & Young and discussed a formal written statement describing all relationships between Ernst & Young and AOLA that might bear on Ernst & Young’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditor’s independence. The audit committee also discussed with Ernst & Young any relationships that may have an impact on their objectivity and independence.

      Based on the above-mentioned review and discussions with management and Ernst & Young, the audit committee recommended to the board of directors that AOLA’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and any related amendment, for filing with the Securities and Exchange Commission.

Robert S. O’Hara, Jr., Chairman

Vernon E. Jordan, Jr.
William H. Luers

RELATIONSHIPS AND TRANSACTIONS YOU SHOULD KNOW ABOUT

Note Purchase Agreement with AOLTW

      In order to fund our operating and cash requirements, on March 8, 2002, we entered into a note purchase agreement with AOLTW, the parent of America Online, which is one of our principal stockholders. Under the note purchase agreement, AOLTW provided us with $160.0 million in 2002 in exchange for senior convertible notes of AOLA due in March 2007. The senior convertible notes bear an annual coupon of 11%, payable quarterly. The initial conversion price, subject to adjustment, is $3.624 per share (a premium of 20% to the closing trading price of our class A common stock of $3.020 on March 8, 2002). The senior convertible notes are convertible at any time at the option of the holder, and will be redeemable by us at any time after 18 months, subject to the holder’s right to convert the senior convertible notes into preferred stock. In addition, the senior convertible notes are required to be repaid, at the option of the holder, in the event of significant asset sales or if we raise additional debt or equity funds. Interest is payable either in cash or preferred stock, at our option. In the event that interest is paid in shares, the price per share is determined based on the average closing price of the class A common stock for the twenty trading dates prior to the date of payment. On March 11, 2002, we issued a note to AOLTW for $17.3 million in principal. Subsequently, we issued additional notes in the principal amounts of $13.0 million on April 23, 2002, $15.0 million on May 28, 2002, $13.0 million on July 10, 2002, $13.0 million on August 12, 2002, $9.5 million on October 18, 2002, $12.2 million on November 27, 2002 and the remaining balance of $67.0 million on December 30, 2002.

      In the event AOLTW converted the $160.0 million in senior convertible notes, an additional 44,150,105 shares of series B preferred stock would be issued to AOLTW, increasing the economic ownership by America Online and its affiliates in AOLA to 53.7% and their relative voting strength to 65.1%, also assuming conversion of the warrant granted to America Online at the date of our initial public offering and the exercise of options to purchase 300,000 shares of class A common stock issued to certain of our current directors. At present, it is our intention to pay the interest on the senior convertible notes through the issuance of additional shares.

Preferred Stock Conversion Agreement with America Online and the Cisneros Group

      In October 2002, we entered into a preferred stock conversion agreement with America Online and the Cisneros Group. Under this agreement, America Online and the Cisneros Group agreed, subject to certain conditions, to convert shares of series B and series C convertible preferred stock into shares of class A common stock. Because the conditions for conversion under the agreement were not met, no conversion took place under the agreement. However, in January 2003, America Online and the Cisneros Group converted a total of 36,169,780 shares of series B and 31,895,292 shares of series C preferred stock into shares of class A common stock, respectively, at the request of AOLA. This conversion was designed to increase the total market capitalization of AOLA’s class A common stock in order to comply with the minimum market capitalization requirements of the NASDAQ SmallCap market. As a result of this conversion, the total number of shares of class A common stock outstanding increased to 135,135,137 shares.

Stockholders’ Agreement, as amended, with America Online and the Cisneros Group

      On August 7, 2000, we entered into a stockholders’ agreement with America Online and the Cisneros Group, which contains various provisions that affect the way in which we operate our business and govern many important aspects of the relationships among America Online, the Cisneros Group and us. On March 30, 2001, this agreement was amended in connection with the equity investment by our principal stockholders, America Online, the Cisneros Group and Banco Itaú. On March 8, 2002, this agreement was further amended in connection with the note purchase agreement to add AOLTW as party to the stockholders’ agreement for limited purposes and to require any subsidiaries of AOLTW that may hold senior convertible notes in the future to become a party to the stockholders’ agreement for limited purposes.

The Registration Rights Agreement, as Amended, with America Online and the Cisneros Group

      On March 30, 2001, we amended our existing agreement with America Online and the Cisneros Group to provide them with their respective registration rights for the shares of class A common stock issuable upon conversion of their series B and C preferred stock we issued to them, and in the case of America Online, upon the exercise of the warrant it holds to purchase 16,541,250 of our capital stock. On March 8, 2002, in connection with the note purchase agreement, we further amended the existing agreement by adding AOLTW as a party, requiring subsidiaries of AOLTW that may hold notes in the future to become a party, and providing registration rights for shares of class A common stock issuable upon conversion of the B stock, including class B stock issued upon conversion of, or as interest on, the senior convertible notes.

The AOL License Agreement

      Under our license agreement with America Online, we have:

•	a royalty free, exclusive license to offer AOL-branded PC-based online services in Latin America;

•	the exclusive right to offer AOL-branded TV-based online services in Latin America;

•	the exclusive right to offer in Latin America any AOL-branded wireless-based online services developed by America Online for commercial launch on or before August 7, 2004; and

•	a non-exclusive license to offer a localized network of AOL-branded portals in Latin America, with an option to license exclusively any Spanish- or Portuguese-language AOL-branded portals that America Online may develop for the Latin American market, subject to our payment of a license fee.

      We also have the rights to use all related America Online proprietary software and technology as well as AOL-registered domain names and principal trademarks in Latin America.

      We have interconnected our America Online Brazil, America Online Mexico and America Online Argentina country services to the services provided by America Online and its international affiliates. This interconnection provides our members with access to the America Online services and America Online international interactive services and permits America Online members worldwide to access the AOLA country services. America Online is obligated to license to us, or to use commercially reasonable efforts to obtain for us, the license rights it has in third-party software products used in operating the AOL-branded interactive services. These third-party licenses may be royalty-free or may require payments by us.

      From December 15, 1998 through December 31, 2002, we did not make any payments to America Online for services received under the license agreement. We believe that annual payments for these services will not exceed $60,000 in the future. The $60,000 reference is a threshold amount set forth in the rules and regulations of the Securities and Exchange Commission to help determine when a transaction needs to be described in a filing with the Securities and Exchange Commission, including in a proxy statement.

      We have the same rights to offer CompuServe-branded services, although we no longer offer these services. We do not have the right to offer Netscape, MapQuest, Moviefone or any other non-AOL-branded interactive service which is owned by America Online. We only have the right to offer AOL- and CompuServe-branded interactive services.

      We will lose the exclusivity of our licensed rights:

•	to AOL-branded PC-based online services, upon the later of December 15, 2003 or the date on which either America Online or the Cisneros Group owns 20% or less of the outstanding voting stock of AOLA outstanding on August 7, 2000.

•	to AOL-branded TV-based and wireless-based online services, upon the later of August 7, 2005 or the date on which either America Online or the Cisneros Group owns 20% or less of the outstanding voting stock of AOLA.

      For PC-based online services, the threshold number of shares is lowered if:

•	an additional strategic stockholder is admitted as a stockholder of AOLA;

•	we issue more shares of our capital stock; or

•	America Online exercises a warrant it holds to purchase 16,541,250 shares of our voting common stock.

      For TV and wireless-based online services, the threshold number of shares is lowered if:

•	an additional strategic stockholder is admitted as a stockholder of AOLA; or

•	America Online exercises a warrant it holds to purchase 16,541,250 shares of our voting common stock.

      America Online may terminate our rights under the license if we materially breach its terms.

The AOL Services Agreement

      We entered into a services agreement with America Online on August 7, 2000, under which America Online provides various services to us, including:

•	localization of AOL software and software updates;

•	development and installation services, including requested modifications, enhancements and revisions to AOL’s software;

•	host computer services;

•	network connections from our services to the America Online servers;

•	technical support;

•	training in areas such as marketing, business development, member support, public relations, finance and accounting;

•	support and maintenance for third-party software licensed to us by America Online; and

•	joint venture assistance.

      We have agreed to compensate America Online for these services at rates at least as favorable to us as those charged by America Online to any other party, including joint venture affiliates, but excluding affiliates that are at least 75% owned by America Online. Based on our management’s experience negotiating similar contracts, as well as its knowledge of our competitors’ cost structures, we believe that the terms of the services agreement are at least as favorable as we could have obtained from an unaffiliated third party.

      For the 2002 fiscal year, we had incurred expenses totaling approximately $19.3 million payable to America Online under our services agreement. We anticipate that payments to America Online for these services will exceed $60,000 annually in the future, but we are unable to estimate at this time the amount of the payments. As of December 31, 2002, America Online billed us approximately $3.6 million over and above amounts we have recorded in our statements of operations. The difference relates to a portion of items under dispute, primarily for support services provided by America Online. We are currently negotiating with

America Online regarding the total amount in dispute and at this point do not expect to pay this approximately $3.6 million amount. As a result, this amount is not reflected in our consolidated statement of operations. In the event we are unable to negotiate a favorable resolution of this dispute, we may recognize an incremental charge to our future costs of revenue. We are also currently negotiating the method for calculating amounts due for 2003 under our online services agreement.

The Letter Agreement Regarding Puerto Rico Subscribers

      We entered into a letter agreement with America Online under which America Online transferred to us the economic benefit associated with subscribers to the AOL-branded service in Puerto Rico, and we include these subscribers in our member totals. For fiscal 2002, we incurred $2.7 million to America Online under this agreement. We anticipate that payments to America Online for services provided under the letter agreement will exceed $60,000 annually. In fiscal 2002, we also received from America Online $10.8 million for fees collected by America Online from subscribers to the AOL-branded service in Puerto Rico, which we recorded as subscription revenue.

Interactive Services Agreement and Agreement for Consulting Services with America Online Relating to Latino Content Area

      In 2001, we entered into an interactive services agreement with America Online under which we created a mini-channel for America Online that was the exclusive aggregator of content of interest to Latinos living in the United States on the United States version of the AOL service. This agreement expired in February 2003.

      During 2002, we received less than $60,000 from America Online relating to this mini-channel.

      In February 2003, we entered into a one-year agreement for consulting services with America Online under which we provide programming services to America Online related to this mini-channel. We expect to receive $750,000 as consideration for these programming services. America Online may terminate this agreement after six months. We are also entitled to share in advertising revenues relating to this mini-channel once certain minimum thresholds are met. We do not expect to receive more than $60,000 annually in the future from advertising revenue sharing.

Advertising Arrangements with America Online

      We have an arrangement with America Online under which we pay them a commission of 15% as a finder’s fee for advertising revenues received from global transactions in which part of the advertising is on our AOLA country services and portals. The amount of these payments during fiscal 2002 was approximately $137,000. In addition, we also have an arrangement with America Online under which we earn a representation fee of 25% of amounts we sell for advertising on the AOL service in the United States. The amount of payments received during fiscal 2002 from America Online was approximately $171,000. Based on our management’s experience negotiating similar arrangements, we believe that the terms of these arrangements are at least as favorable as we could have obtained from an unaffiliated third party.

Advertising Agreements with Banco Itaú

      We have entered into a series of advertising agreements with Banco Itaú under which they advertise on our AOLA country service in Brazil. The amount of payments received by us from Banco Itaú during fiscal 2002 was approximately $876,000.

Network Arrangement with America Online

      We have an arrangement with America Online under which we receive network capacity from Progress Networks. America Online is a party to the agreement with Progress Networks and invoices us for the amount of network capacity we use. The amount of such payments during fiscal 2002 was $936,000.

Strategic Alliance with Banco Itaú

      In June 2000, we entered into a ten-year strategic alliance with Banco Itaú, one of the largest banks in Latin America. We launched a co-branded, customized version of our America Online Brazil service that Banco Itaú began marketing to its customers in December 2000, and Banco Itaú is obligated to promote the co-branded service as the principal means of accessing Banco Itaú’s interactive financial services. We believe that our relationship with Banco Itaú will enable us to expand our Internet presence in Brazil by allowing us to gain access to Banco Itaú’s online as well as offline customer base.

      On December 14, 2002, we entered into an agreement that restructured our strategic marketing alliance with Banco Itaú. Under the new agreement, we now oversee, in large part, the marketing activities for the co-branded service. Banco Itaú is obligated to establish kiosks and point-of-sale displays in hundreds of its bank branches for the promotion of the co-branded service, which are staffed by promoters trained by AOL Brazil. The number of promoters will vary depending on the success of the marketing efforts, which are reviewed quarterly. If the marketing efforts do not meet specified goals, the number of promoters will be decreased, subject to a floor on the number of promoters. Conversely, if the marketing efforts exceed specified levels, the number of promoters will be increased, subject to a maximum number of promoters. Potential subscribers are able to sample the co-branded service and register in the bank branches. Banco Itaú also is required to distribute, at our direction, a certain number of CD-ROMs containing the software for the co-branded service, via in-branch promotions and direct mail. In addition, Banco Itaú must produce and broadcast a certain number of television commercials promoting the co-branded service and is required to provide exclusive or preferred online banking benefits to subscribers to the co-branded service. Banco Itaú will be responsible for the cost of these marketing efforts. The modified marketing arrangements will remain in effect through March 2006, although the original ten-year term of the agreement did not change.

      Banco Itaú’s customers who register for the co-branded service after December 14, 2002 are entitled to a one-month free trial period, the length of which may be changed in the future, and, if they subscribe to the monthly unlimited-use plan, they are entitled to a 20% discount off the standard price. Prior to the new agreement, Banco Itaú was required to offer its subscribers at least one hour of subsidized usage per month following the expiration of their trial period, although Banco Itaú was responsible to us only for actual usage by the subscriber. Banco Itaú is no longer required to subsidize usage for new subscribers to the co-branded service who register after December 14, 2002; however, Banco Itaú, at its option, may subsidize hours for certain customers who were subscribers to the co-branded service prior to December 14, 2002. In addition, during a short transition period, Banco Itaú is required to pay us a nominal amount for subscribers who have not used the service during the previous month and who are no longer in their free trial period.

      Under the terms of our original agreement with Banco Itaú, Banco Itaú and we established subscriber targets for the co-branded service of 250,000 verified subscribers at December 10, 2001 and 500,000 at December 10, 2002 (subsequently moved to April 30, 2003) and a secondary target of a total of 1,000,000 verified subscribers at December 10, 2002 (subsequently moved to April 30, 2003). In addition, Banco Itaú and we had established the following additional targets: (i) for the 12-month period ending December 10, 2003, revenues generated from subscribers to the co-branded service would account for at least 39% of our aggregate revenues in Brazil, (ii) on December 10, 2004, there would be at least 2,000,000 verified subscribers, and for the twelve months ended on that date revenues generated from subscribers to the co-branded service would account for at least 46% of our aggregate revenues in Brazil, and (iii) for the 12-month period ending December 10, 2005, revenues generated from subscribers to the co-branded service would account for at least 56% of our aggregate revenues in Brazil. Verified subscribers are those subscribers who have used the co-branded service in any two of the three months preceding the applicable measurement date or who have first accessed the co-branded service in the month prior to the applicable measurement date. Under the agreement, if the verified subscriber level and revenue targets were not met, Banco Itaú was required to make a reference payment to us. Banco Itaú met the subscriber target for the co-branded service of 250,000 verified subscribers at the December 10, 2001 measurement date.

      Under the terms of the new agreement, Banco Itaú and we have eliminated the subscriber targets for the period ending April 30, 2003 (which was the second measurement period under the agreement) and have replaced the targets for the remaining three years with targets based on a combination of minimum revenue levels (in the same percentages as described above for each of the next three years) and the fulfillment of the marketing commitments described above. If these new targets are not met, Banco Itaú is required to make reference payments to us. The dates for measuring performance with these new targets were moved to March 24, 2004, 2005 and 2006. The aggregate amounts that Banco Itaú will be required to pay us if the marketing or revenue targets are not met, which are subject to annual ceilings, have been reduced from an aggregate of approximately $135.4 million to approximately $60.0 million for the balance of the initial five-year marketing period. In addition, the aggregate amount that Banco Itaú would be obligated to pay us in the event of a termination of the agreement prior to March 24, 2006 has been reduced from approximately $158.0 million to approximately $70.0 million.

      Termination. In general, if we or Banco Itaú commit a material breach of our agreement and fail to cure the breach, then the non-breaching party will have the right to terminate the agreement after an arbiter reviews the matter and confirms the uncured material breach. If the breach relates to an exclusivity provision, the non-breaching party may elect to continue the agreement with the option to be relieved of the exclusivity provisions of the agreement applicable to it. Banco Itaú may also terminate the agreement upon a change in control of us. A material breach of the agreement by us includes:

•	if subscribers are unable to access the co-branded service for specified periods of time; and

•	our breach of certain exclusivity obligations under the agreement.

Advertising and Content Agreement with Turner Broadcasting System Latin America, Inc., as Amended

      Under this agreement, we receive content from CNN, Cartoon Network and TNT for distribution on our AOLA country services. During fiscal 2002, we purchased an aggregate of approximately $560,000 in advertising on various Turner media properties, which are subsidiaries of AOLTW. In addition, we prepaid $1.0 million for future advertising services on Turner media properties, and are obligated to purchase an additional $400,000 in advertising services. Services prepaid under this contract are available for future use.

Relationships with Officers of AOLTW and America Online

      One member of our board appointed by America Online is also an executive officer of AOLTW, and two members of our board appointed by America Online are also executive officers of America Online.

•	Janice Brandt is a senior advisor to America Online;

•	J. Michael Kelly is the chairman and chief executive officer of AOL International;

•	Michael Lynton is the president, international and executive vice president of AOLTW and president of AOL International;

•	Gerald Sokol, Jr. is the executive vice president, AOL International; and

•	Joseph A. Ripp is vice chairman of America Online.

Relationships with Officers of the Cisneros Group

      Four of the five members of our board appointed by the Cisneros Group are also executive officers and directors of companies within the Cisneros Group.

•	Gustavo A. Cisneros oversees the management and operations of the Cisneros Group and is an executive officer and director of many of its constituent companies;

•	Ricardo J. Cisneros is an executive officer and director of many of the constituent companies of the Cisneros Group;

•	Steven I. Bandel holds several senior management positions in companies in the Cisneros Group and has the title of president and chief operating officer of the Cisneros Group; and

•	Cristina Pieretti holds a number of senior management positions in companies in the Cisneros Group and has the title of executive vice president of operations of the Cisneros Group.

The Registration Rights and Stockholders’ Agreement, as amended, with Banco Itaú

      On August 11, 2000, we entered into a registration rights and stockholders’ agreement with Banco Itaú. This agreement was subsequently amended on March 30, 2001, in connection with the equity investment by America Online, the Cisneros Group and Banco Itaú. The agreement limits Banco Itaú’s ability to compete with us, gives Banco Itaú representation rights on our board and governs many aspects of Banco Itaú’s ability to sell its shares of class A common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Mulroney and Luers currently constitute our compensation committee. Neither member of our compensation committee has been an officer or employee of our company. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CLASS A COMMON STOCK PERFORMANCE COMPARED TO CERTAIN OTHER INDEXES

      Our class A common stock has traded on the Nasdaq SmallCap Market under the symbol “AOLA” since June 22, 2002. From August 8, 2000 to June 21, 2002, our class A common stock traded on the Nasdaq National Market. From November 7, 2002 to January 29, 2003, our class A common stock traded under the ticker symbol “AOLAC” because our stock was under a conditional listing period due to non-compliance with Nasdaq’s minimum market capitalization requirement for continued listing as set forth in Marketplace Rule 4310(c)(2)(B)(ii)). We regained compliance with the minimum market capitalization requirement through the conversion of preferred stock into class A common stock by America Online and the Cisneros Group in January 2003.

      The following graph compares the performance of our class A common stock with the performance of the Nasdaq Stock Market (U.S.) Index, the J.P. Morgan H & Q Internet 100 Index and the RDG Internet Composite Index. In the past, we had compared our total stockholder return to a peer group index consisting of the J.P. Morgan H & Q Internet 100. The J.P. Morgan H & Q Internet 100 is no longer a published index. Therefore, we have changed our comparative peer group index to the RDG Internet Composite Index. The graph covers the period August 8, 2000 through December 31, 2002.

      The graph assumes the investment of $100 on August 8, 2000 in our class A common stock, and in each of the indexes listed above, and assumes dividends are reinvested. Measurement points are August 8, 2000 and the last trading day of each calendar year since August 8, 2000.

PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN

	8/8/2000	12/00	12/01	12/02

AMERICA ONLINE LATIN AMERICA	$100.00	$31.86	$53.92	$4.38
NASDAQ STOCK MARKET (U.S.)	100.00	65.16	51.69	35.73
JP MORGAN H & Q INTERNET 100	100.00	52.96	34.08
RDG INTERNET COMPOSITE	100.00	66.23	40.92	27.00

      The returns shown on the graph are not necessarily indicative of future performance. Regardless of anything to the contrary included in any of our future or previous filings with the Securities and Exchange Commission incorporating this proxy statement in whole or in part, this stock performance graph will not be deemed to be incorporated by reference to any filing.

OTHER MATTERS

      The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the board of directors to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David A. Bruscino
Secretary

June   , 2003

APPENDIX A

CERTIFICATE OF AMENDMENT

OF
FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 and amended on December 23, 2002 is hereby further amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Fourth Restated Certificate of Incorporation containing this sentence, (i) each 2 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 2 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 2 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200 ].

Signed this     day of                , 200 .

By:

Name:
Title:

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

OF
FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 and amended on December 23, 2002 is hereby further amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Fourth Restated Certificate of Incorporation containing this sentence, (i) each 3 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 3 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 3 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                , 200 ].

Signed this                day of             , 200     .

By:

Name:
Title:

B-1

APPENDIX C

CERTIFICATE OF AMENDMENT

OF
FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 and amended on December 23, 2002 is hereby further amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Fourth Restated Certificate of Incorporation containing this sentence, (i) each 5 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 5 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 5 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                     , 200     ].

Signed this                     day of                , 200     .

By:

Name:
Title:

C-1

APPENDIX D

CERTIFICATE OF AMENDMENT
OF
FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 and amended on December 23, 2002 is hereby further amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Fourth Restated Certificate of Incorporation containing this sentence, (i) each 7 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 7 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 7 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                 , 200     ].

Signed this      day of                  , 200     .

By:

Name:
Title:

D-1

APPENDIX E

CERTIFICATE OF AMENDMENT
OF
FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 and amended on December 23, 2002 is hereby further amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Fourth Restated Certificate of Incorporation containing this sentence, (i) each 10 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 10 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 10 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                    , 200 ].

Signed this           day of                     , 200 .

By:

Name:
Title:

E-1

APPENDIX F

CERTIFICATE OF AMENDMENT
OF
FOURTH RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:

      1. The name of the corporation (hereinafter called the “Corporation”) is America Online Latin America, Inc.

      2. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 and amended on December 23, 2002 is hereby further amended by adding the following new Article TWELFTH in its proper numerical order:

“TWELFTH: Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment to the Fourth Restated Certificate of Incorporation containing this sentence, (i) each 15 issued and outstanding shares of Class A Common Stock shall be combined, reclassified and changed into 1 share of Class A Common Stock, (ii) each 15 issued and outstanding shares of Class B Common Stock shall be combined, reclassified and changed into 1 share of Class B Common Stock, and (iii) each 15 issued and outstanding shares of Class C Common Stock shall be combined, reclassified and changed into 1 share of Class C Common Stock; provided, however, in lieu of any fractional interests in such shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the closing price of the Class A Common Stock on the Effective Date on The NASDAQ SmallCap Market or the Over-the-Counter Bulletin Board, as applicable.”

      3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      4. This Certificate of Amendment shall become effective at 5:00 p.m., eastern time on [                    , 200 ].

Signed this           day of                     , 200 .

By:

Name:
Title:

F-1

AMERICA ONLINE LATIN AMERICA, INC.

ANNUAL MEETING OF STOCKHOLDERS

2: 00 P.M., Thursday, July 31, 2003

Time Life Building
8th Floor
1271 Avenue of the Americas
New York, New York

ADVANCE REGISTRATION

      Advance registration for the America Online Latin America, Inc. annual meeting will make it easier and quicker for you to enter the meeting. Attendance at the annual meeting is limited to America Online Latin America, Inc. stockholders, members of their immediate families, or individuals who they have asked to represent them. We reserve the right to limit the number of representatives who may attend the meeting. Stockholders may register at the door on the day of the meeting by showing proof of ownership of America Online Latin America, Inc. shares.

      Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares. If you plan to attend the meeting, please follow the instructions below.

•	If you hold your America Online Latin America, Inc. shares as a stockholder of record, and you plan to attend the annual meeting, please follow the advance registration instructions on the bottom portion of this letter.

•	If your America Online Latin America, Inc. shares are held for you in a brokerage, bank or other institutional account, and you wish to pre-register, please send an annual meeting advance registration request to:

      Monique H. Skruzny, Vice President — Investor Relations, America Online Latin America, Inc., 6600 North Andrews Avenue, Suite 400, Ft. Lauderdale, FL 33309.

      Please include the following information:

•	Name and complete mailing address

•	Name(s) of family members who will accompany you

•	If you will be naming a representative to attend the meeting on your behalf, name of that person

•	Proof that you own shares (copy of a brokerage or other account statement)

Dear Stockholders:

      Attendance at the America Online Latin America, Inc. annual meeting is limited to America Online Latin America, Inc. stockholders, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

      Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares. If you plan to attend the meeting, registering in advance will expedite your entry. Please follow the instructions below.

ADVANCE REGISTRATION INSTRUCTIONS

Name

Address

Name of family members who will also attend:

I am an owner of shares in America Online Latin America, Inc. My representative at the annual meeting of stockholders will be:

(admission card will be returned c/o the stockholder)

Please complete the information requested above and include this portion of the letter when mailing your marked, signed and dated proxy form in the envelope provided.

THIS PROXY IS BEING SOLICITED BY

AMERICA ONLINE LATIN AMERICA, INC.’S
BOARD OF DIRECTORS

      The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement dated June   , 2003 in connection with the annual meeting to be held on Thursday, July 31, 2003, at 2:00 p.m., local time, at the Time Life Building, 8th Floor, 1271 Avenue of the Americas, New York, New York and hereby appoints Charles M. Herington, Osvaldo Baños and David A. Bruscino and each of them (with full power to act alone), the attorney and proxies of the undersigned, with power of substitution to each, to vote all shares of the class A common stock of America Online Latin America, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2003 annual meeting of stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

      This proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR each of the proposals set forth on the reverse side.

      In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

      See reverse side for all of the Proposals. If you wish to vote in accordance with the board of directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

☒	Please mark

votes as in
this example.

The board of directors recommends a vote FOR proposals 1, 2 and 3(A)-(F).

1.	Election of three directors (or if any nominee is not available for election, such substitute as the board of directors may designate).

Nominees:	(01) Vernon E. Jordan, Jr. (02) William H. Luers, and (03) M. Brian Mulroney

☐ For All Nominees	☐ Withheld From All Nominees

☐

For all nominees except as noted above

			For	Against	Abstain

2.	Ratification of Independent Accountants		☐	☐	☐
3.	Amend the Restated Certificate of Incorporation to:
	(A)	effect a 1-for-2 reverse stock split	☐	☐	☐
	(B)	effect a 1-for-3 reverse stock split	☐	☐	☐
	(C)	effect a 1-for-5 reverse stock split	☐	☐	☐
	(D)	effect a 1-for-7 reverse stock split	☐	☐	☐
	(E)	effect a 1-for-10 reverse stock split	☐	☐	☐
	(F)	effect a 1-for-15 reverse stock split	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:

Signature:	Date: